Financial Statements

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                          Year Ended December 31, 2006
                      With Report of Independent Registered
                             Public Accounting Firm

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                              Financial Statements


                          Year Ended December 31, 2006




                                    CONTENTS

Report of Independent Registered Public Accounting Firm........................1

Audited Financial Statements

Statements of Assets and Liabilities...........................................2
Statements of Operations.......................................................3
Statements of Changes in Net Assets............................................4
Notes to Financial Statements..................................................6

             Report of Independent Registered Public Accounting Firm

The Contract Owners
         Separate Account VUL of Integrity Life Insurance Company
And
The Board of Directors
         Integrity Life Insurance Company

We have audited the accompanying statements of assets and liabilities of Separate Account VUL of Integrity Life Insurance Company (the Account) comprised of the separate account divisions described in Note 1, as of December 31, 2006, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Account's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Account's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Account's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures also included confirmation of investments owned as of December 31, 2006, by correspondence with the transfer agent. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of each of the respective divisions constituting Separate Account VUL of Integrity Life Insurance Company at December 31, 2006, the results of their operations for the year then ended, and changes in their net assets for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
April 20, 2007

            Separate Account VUL of Integrity Life Insurance Company

                      Statements of Assets and Liabilities

                                December 31, 2006

                                        EQ ADVISOR      EQ ADVISOR     AXA PREMIER     AXA PREMIER    AXA PREMIER
                                         ALLIANCE        ALLIANCE          VIP             VIP            VIP           EQ ADVISOR
                                          COMMON          MONEY          MODERATE       AGGRESSIVE        HIGH           ALLIANCE
                                          STOCK           MARKET        ALLOCATION        EQUITY         YIELD        INTERNATIONAL
                                         DIVISION        DIVISION        DIVISION        DIVISION       DIVISION         DIVISION
                                       --------------------------------------------------------------------------------------------
ASSETS
Investments at value                   $ 8,673,976     $ 497,933       $ 3,521,688     $ 1,782,852    $ 188,666         $ 1,060,581

LIABILITIES
Receivable from (payable to)
  the general account of Integrity          50,945          (512)           34,577          21,104         (764)             41,252
                                       --------------------------------------------------------------------------------------------

NET ASSETS                             $ 8,724,921     $ 497,421       $ 3,556,265     $ 1,803,956    $ 187,902         $ 1,101,833
                                       ============================================================================================

Unit value                             $    787.38     $  232.11       $    488.70     $    526.40    $  359.28         $    579.30
                                       ============================================================================================

Units outstanding                           11,081         2,143             7,277           3,427          523               1,902
                                       ============================================================================================

See accompanying notes.

            Separate Account VUL of Integrity Life Insurance Company

                            Statements of Operations

                          Year Ended December 31, 2006

                                            EQ ADVISOR     EQ ADVISOR    AXA PREMIER    AXA PREMIER   AXA PREMIER
                                             ALLIANCE       ALLIANCE         VIP            VIP           VIP          EQ ADVISOR
                                              COMMON         MONEY         MODERATE      AGGRESSIVE       HIGH          ALLIANCE
                                              STOCK          MARKET       ALLOCATION       EQUITY        YIELD       INTERNATIONAL
                                             DIVISION       DIVISION       DIVISION       DIVISION      DIVISION        DIVISION
                                           ---------------------------------------------------------------------------------------
INVESTMENT INCOME
  Reinvested dividends                     $   122,914    $  23,705      $   126,546    $     3,179    $ 13,084         $  87,401

EXPENSES
  Mortality and expense risk charges            51,105        3,076           20,651         10,626       1,082             5,883
                                           ---------------------------------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                    71,809       20,629          105,895         (7,447)     12,002            81,518

REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Net realized gain (loss) on
     sales of investments                     (379,302)        (367)         (42,742)       (81,837)     (2,659)           45,883
  Net unrealized appreciation
    (depreciation) of investments:
    Beginning of year                       (6,136,552)     (36,332)      (2,347,807)     1,821,425      46,715           130,442
    End of year                             (4,981,519)     (35,956)        (521,274)       434,733      54,021           206,449
                                           ---------------------------------------------------------------------------------------
  Change in net unrealized appreciation
    (depreciation) during the year           1,155,033          376        1,826,533     (1,386,692)      7,306            76,007
                                           ---------------------------------------------------------------------------------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS                               775,731            9        1,783,791     (1,468,529)      4,647           121,890
                                           ---------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                $   847,540    $  20,638      $ 1,889,686    $(1,475,976)   $ 16,649         $ 203,408
                                           =======================================================================================


See accompanying notes.

            Separate Account VUL of Integrity Life Insurance Company

                       Statements of Changes in Net Assets

                          Year Ended December 31, 2006

                                            EQ ADVISOR     EQ ADVISOR    AXA PREMIER    AXA PREMIER   AXA PREMIER
                                             ALLIANCE       ALLIANCE         VIP            VIP           VIP          EQ ADVISOR
                                              COMMON         MONEY         MODERATE      AGGRESSIVE       HIGH          ALLIANCE
                                              STOCK          MARKET       ALLOCATION       EQUITY        YIELD       INTERNATIONAL
                                             DIVISION       DIVISION       DIVISION       DIVISION      DIVISION        DIVISION
                                          ------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS
  Net investment income (loss)            $    71,809      $  20,629     $   105,895     $    (7,447)   $  12,002      $    81,518
  Net realized gain (loss) on
    sales of investments                     (379,302)          (367)        (42,742)        (81,837)      (2,659)          45,883
  Change in net unrealized appreciation
    (depreciation) during the year          1,155,033            376       1,826,533      (1,386,692)       7,306           76,007
                                          -----------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                   847,540         20,638       1,889,686      (1,475,976)      16,649          203,408

INCREASE (DECREASE) IN
  NET ASSETS FROM CONTRACT
  RELATED TRANSACTIONS
  Contributions from contract owners          254,308         16,535         141,650          95,480        7,325           33,155
  Contract terminations and benefits         (497,288)        (1,939)       (158,567)        (97,790)      (6,011)         (37,723)
  Net contract loan activity                 (136,994)      (106,983)        (31,895)        (47,863)     (16,686)         (39,278)
  Net transfers among investment
    divisions                                 (37,612)        (1,489)     (1,565,898)      1,532,925        3,693           45,125
  Contract maintenance charges               (481,696)       (38,048)       (229,688)       (138,681)      (9,587)         (31,524)
                                          -----------------------------------------------------------------------------------------
Net increase (decrease) in
  net assets from
  contract related transactions              (899,282)      (131,924)     (1,844,398)      1,344,071      (21,266)         (30,245)
                                          -----------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS             (51,742)      (111,286)         45,288        (131,905)      (4,617)         173,163

Net assets, beginning of year               8,776,663        608,708       3,510,977       1,935,861      192,518          928,671
                                          -----------------------------------------------------------------------------------------

NET ASSETS, END OF YEAR                   $ 8,724,921      $ 497,421     $ 3,556,265     $ 1,803,956    $ 187,902      $ 1,101,833
                                          =========================================================================================

UNIT TRANSACTIONS
  Units purchased                               1,134           (307)            769             674           (7)             238
  Units redeemed                               (2,314)          (280)         (1,402)         (1,045)         (70)            (383)
  Units transferred                               (35)             1              11             (54)          13               72
                                          -----------------------------------------------------------------------------------------
Net increase (decrease) in units               (1,215)          (586)           (622)           (425)         (64)             (73)
                                          =========================================================================================

See accompanying notes.

            Separate Account VUL of Integrity Life Insurance Company

                       Statements of Changes in Net Assets

                          Year Ended December 31, 2005

                                            EQ ADVISOR     EQ ADVISOR    AXA PREMIER    AXA PREMIER   AXA PREMIER
                                             ALLIANCE       ALLIANCE         VIP            VIP           VIP          EQ ADVISOR
                                              COMMON         MONEY         MODERATE      AGGRESSIVE       HIGH          ALLIANCE
                                              STOCK          MARKET       ALLOCATION       EQUITY        YIELD       INTERNATIONAL
                                             DIVISION       DIVISION       DIVISION       DIVISION      DIVISION        DIVISION
                                          ------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS
  Net investment income (loss)            $    40,891      $  12,863     $    68,502    $   (11,535)    $  14,135      $   9,822
  Net realized gain (loss) on sales
    of investments                           (411,328)           425         (82,204)      (121,085)      (10,585)        25,304
  Change in net unrealized appreciation
    (depreciation) during the year            686,694           (948)     (1,401,419)     1,833,331         2,167         82,487
                                          ------------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                   316,257         12,340      (1,415,121)     1,700,711         5,717        117,613

INCREASE (DECREASE) IN NET ASSETS
  FROM CONTRACT RELATED TRANSACTIONS
  Contributions from contract owners          272,040         47,092         153,718        100,761         7,453         31,069
  Contract terminations and benefits         (453,265)       (32,969)       (241,986)      (152,947)      (16,372)       (35,649)
  Net contract loan activity                   80,343        101,678           8,428         46,166        16,005        (11,144)
  Net transfers among investment
    divisions                                 (26,857)        14,136       1,627,560     (1,618,504)        2,973          3,458
  Contract maintenance charges               (482,555)       (37,218)       (272,000)      (144,513)       (9,758)       (29,262)
                                          ------------------------------------------------------------------------------------------
Net increase (decrease) in
  net assets from contract
  related transactions                       (610,294)        92,719       1,275,720     (1,769,037)          301        (41,528)
                                          ------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS            (294,037)       105,059        (139,401)       (68,326)        6,018         76,085

Net assets, beginning of year               9,070,700        503,649       3,650,378      2,004,187       186,500        852,586
                                          ------------------------------------------------------------------------------------------

NET ASSETS, END OF YEAR                   $ 8,776,663      $ 608,708     $ 3,510,977    $ 1,935,861     $ 192,518      $ 928,671
                                          ==========================================================================================

UNIT TRANSACTIONS
  Units purchased                               1,589            807             921            776            88            206
  Units redeemed                               (2,466)          (451)         (1,744)        (1,101)          (95)          (314)
  Units transferred                               (35)            64             145           (123)           10              -
                                          ------------------------------------------------------------------------------------------
Net increase (decrease) in units                 (912)           420            (678)          (448)            3           (108)
                                          ==========================================================================================

See accompanying notes.

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                          Notes to Financial Statements

                                December 31, 2006


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

Integrity Life Insurance Company ("Integrity"), a wholly owned subsidiary of The Western and Southern Life Insurance Company, established Separate Account VUL (the "Separate Account") on July 24, 1985 for the purpose of issuing variable life insurance policies ("policies"). The Separate Account is a unit investment trust registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended. Variable life insurance policies have not been offered by Integrity since 1990, but policies are still outstanding. Net premiums may be received under existing policies. The operations of the Separate Account are part of Integrity.

Policyholders may allocate or transfer their account values to one or more of the Separate Account's investment divisions or to a guaranteed interest division provided by Integrity, or both. Three of the Separate Account divisions invest in shares of the corresponding portfolios of EQ Advisors Trust ("EQAT"). The other three Separate Account divisions invest in shares of the corresponding portfolios of AXA Premier VIP Trust ("AXA"). Both EQAT and AXA are mutual funds managed by AXA Equitable Life Insurance Company through its AXA Funds Management Group unit.

The policyholder's account value in a Separate Account division, also referred to as subaccount, will vary depending on the performance of the corresponding portfolio, also referred to as underlying fund. The Separate Account currently has six investment divisions available. The investment objective of each division and its corresponding portfolio are the same. Set forth below is a summary of the investment objectives of the portfolios of EQAT and AXA.

     EQ/Alliance Common Stock Division seeks to obtain long-term growth of capital. It invests at least 80% of its net assets in common stocks.

     EQ/Alliance Money Market Division seeks to obtain a high level of current income, preserve its assets and maintain liquidity. It invests primarily in high quality U.S. dollar-denominated money market instruments.

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     AXA Premier VIP Moderate Allocation Division seeks to achieve long-term capital appreciation and current income. It operates as a "fund of funds" and invests exclusively in other mutual funds managed by AXA.

     AXA Premier VIP Aggressive Equity Division seeks to obtain long term growth of capital. It invests at least 80% of its net assets in common stocks and other equity-type securities, issued primarily by large sized companies with strong growth potential.

     AXA Premier VIP High Yield Division seeks to achieve high total return through a combination of current income and capital appreciation. It invests at least 80% of its net assets in a diversified mix of bonds that are rated below investment grade (so called "junk bonds"), which generally involve greater volatility of price and risk of principal and income than high quality fixed income securities.

     EQ/Alliance International Division seeks long-term growth of capital. It invests primarily in equity securities of non-United States companies and foreign governmental enterprises that the advisor believes have prospects for growth.

The assets of the Separate Account are owned by Integrity. The portion of the Separate Account's assets supporting the policies may not be used to satisfy liabilities arising out of any other business of Integrity.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles for separate accounts formed as unit investment trusts.

INVESTMENTS

Investments in shares of EQAT and AXA are valued at the net asset values of the respective portfolios, which approximates fair value. The difference between cost and fair value is reflected as unrealized appreciation and depreciation of investments.

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capital gain distributions are included in a separate line in the realized and unrealized gain (loss) on investments section of the Statements of Operations (none during 2006). Dividends are included in the reinvested dividend amounts in the Statements of Operations. Dividends from income and capital gain distributions are recorded on the ex-dividend date. Dividends and distributions from the EQAT and AXA portfolios are reinvested in the respective portfolios and are reflected in the unit values of the divisions of the Separate Account.

Share transactions are recorded on the trade date. Realized gains and losses on sales of EQAT and AXA shares are determined based on the identified cost basis.

UNIT VALUE

Unit values for the Separate Account divisions are computed at the end of each business day. The unit value is equal to the unit value for the preceding business day multiplied by a net investment factor. This net investment factor is determined based on the value of the underlying mutual fund portfolios of the Separate Account, reinvested dividends and capital gains, and the daily asset charge for the mortality and expense risk and administrative charges.

TAXES

Operations of the Separate Account are included in the income tax return of Integrity, which is taxed as a life insurance company under the Internal Revenue Code. The Separate Account is not taxed as a regulated investment company under Subchapter M of the Internal Revenue Code. Under the provisions of the policies, Integrity has the right to charge the Separate Account for federal income tax attributable to the Separate Account. No charge is currently being made against the Separate Account for such tax since, under current tax law, Integrity pays no tax on investment income and capital gains reflected in variable life insurance policy reserves. However, Integrity retains the right to charge for any federal income tax incurred, which is attributable to the Separate Account if the law is changed. Charges for state and local taxes, if any, attributable to the Separate Account may also be made.

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. INVESTMENTS

The aggregate cost of portfolio shares purchased and proceeds from portfolio shares sold during the year ended December 31, 2006 and the cost of shares held at December 31, 2006 for each division were as follows:

           DIVISION                     PURCHASES          SALES            COST
--------------------------------------------------------------------------------

EQ Advisors Alliance Common Stock        $333,873     $1,165,620     $13,655,495
EQ Advisors Alliance Money Market          41,261        152,395         533,889
AXA Premier VIP Moderate Allocation       172,766        350,621       4,042,962
AXA Premier VIP Aggressive Equity         127,770        355,823       1,348,119
AXA Premier VIP High Yield                 22,143         31,253         134,645
EQ Advisors Alliance International        140,684         97,422         854,132

3. EXPENSES

Integrity assumes mortality and expense risks related to the operations of the Separate Account and deducts a charge from the assets of the Separate Account at an annual rate of 0.60% of policyholders' net assets to cover these risks. These expenses are deducted on a daily basis.

Integrity makes deductions for administrative expenses and state premium taxes from premiums before amounts are allocated to the Separate Account.

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                    Notes to Financial Statements (continued)


4. FINANCIAL HIGHLIGHTS

A summary of net assets, unit values and units outstanding for variable life insurance policies, investment income and expense ratios, excluding expenses of the underlying portfolios, and total returns are presented for the periods ended December 31, 2006, 2005, 2004, 2003, and 2002.

Investment income ratio amounts represent the dividends, excluding distributions of capital gains, received by the subaccount from the underlying mutual fund net of management fees assessed by the fund manager, divided by the average net assets. These ratios exclude those expenses, such as mortality and expense risk charges, that result in direct reductions in the unit values. The recognition of investment income by the subaccount is affected by the timing of the declaration of dividends by the underlying fund in which the subaccounts invest.

Expense ratio amounts represent the annualized contract expenses of the separate account, consisting primarily of mortality and expense risk charges, for each period indicated. The ratios include only those expenses that result in a direct reduction to unit values.

Total return amounts represent the total return for the periods indicated, including changes in the value of the underlying portfolio, which includes expenses assessed through the reduction of unit values. The total return is calculated for the period indicated.

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                    Notes to Financial Statements (continued)


4. FINANCIAL HIGHLIGHTS (CONTINUED)

                                                                  NET ASSETS       INVESTMENT
   DIVISION           YEAR           UNITS        UNIT VALUE        (000S)        INCOME RATIO     EXPENSE RATIO   TOTAL RETURN
Alliance Common Stock
                      2006           11,081         $787.38         $8,725            1.37%            0.60%          10.30%
                      2005           12,295         713.84          8,777             1.08%            0.60%          3.94%
                      2004           13,207         686.81          9,071             1.14%            0.60%          13.72%
                      2003           14,092         603.97          8,511             1.55%            0.60%          49.03%
                      2002           15,491         405.26          6,278             0.05%            0.60%         -33.57%
Alliance Money Market
                      2006           2,143          232.11           497              4.63%            0.60%          4.10%
                      2005           2,730          222.97           609              2.96%            0.60%          2.27%
                      2004           2,310          218.03           504              1.07%            0.60%          0.42%
                      2003           2,524          217.11           548              0.88%            0.60%          0.22%
                      2002           2,746          216.64           595              1.34%            0.60%          0.88%
AXA Premier VIP
Moderate Allocation
                      2006           7,277           488.7          3,556             3.76%            0.60%          9.93%
                      2005           7,898          444.54          3,511             2.67%            0.60%          4.43%
                      2004           8,575           425.7          3,650             2.73%            0.60%          8.34%
                      2003           9,167          392.92          3,602             2.30%            0.60%          18.71%
                      2002           9,964            331           3,298             1.14%            0.60%         -13.04%
AXA Premier VIP
Aggressive Equity
                      2006           3,427           526.4          1,804             0.17%            0.60%          4.74%
                      2005           3,852          502.56          1,936             0.00%            0.60%          7.82%
                      2004           4,300          466.09          2,004             0.00%            0.60%          11.70%
                      2003           4,701          417.26          1,962             0.00%            0.60%          37.04%
                      2002           5,127          304.48          1,561             0.01%            0.60%         -29.11%
AXA Premier VIP
High Yield
                      2006            523           359.28           188              7.42%            0.60%          9.55%
                      2005            587           327.97           193              7.65%            0.60%          2.70%
                      2004            584           319.35           187              6.64%            0.60%          8.29%
                      2003            571           294.91           168              5.54%            0.60%          22.14%
                      2002            608           241.45           147              6.68%            0.60%          -3.29%

                              Separate Account VUL
                                       of
                        Integrity Life Insurance Company

                    Notes to Financial Statements (continued)






4. FINANCIAL HIGHLIGHTS (CONTINUED)

                                                                  NET ASSETS       INVESTMENT
   DIVISION           YEAR           UNITS        UNIT VALUE        (000S)        INCOME RATIO     EXPENSE RATIO   TOTAL RETURN
Alliance International
                      2006           1,902          $579.30         $1,102            8.94%            0.60%          23.08%
                      2005           1,973          470.69           929              1.76%            0.60%          14.89%
                      2004           2,081           409.7           853              2.14%            0.60%          17.76%
                      2003           2,260          347.91           786              1.96%            0.60%          34.61%
                      2002           2,412          258.45           623              0.28%            0.60%         -22.16%

STATUTORY-BASIS FINANCIAL STATEMENTS


Integrity Life Insurance Company
Years ended December 31, 2006 and 2005

                        Integrity Life Insurance Company

                      Statutory-Basis Financial Statements

                     Years Ended December 31, 2006 and 2005


                                    CONTENTS

Report of Independent Registered Public Accounting Firm........................1

Financial Statements

Balance Sheets (Statutory-Basis)...............................................2
Statements of Operations (Statutory-Basis).....................................3
Statements of Changes in Capital and Surplus (Statutory-Basis).................4
Statements of Cash Flow (Statutory-Basis)......................................5
Notes to Financial Statements (Statutory-Basis)................................6

             Report of Independent Registered Public Accounting Firm

The Board of Directors
Integrity Life Insurance Company

We have audited the accompanying statutory-basis balance sheets of Integrity Life Insurance Company as of December 31, 2006 and 2005, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department, which practices differ from U.S. generally accepted accounting principles. The variances between such practices and U.S. generally accepted accounting principles and the effects on the accompanying financial statements are also described in Note 1.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of Integrity Life Insurance Company at December 31, 2006 and 2005, or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrity Life Insurance Company at December 31, 2006 and 2005, and the results of its operations and its cash flow for the years then ended in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department.

Cincinnati, Ohio                                        /s/ Ernst & Young LLP
April 9, 2007

                        Integrity Life Insurance Company

                        Balance Sheets (Statutory-Basis)

                                                                                          DECEMBER 31
                                                                                     2006             2005
                                                                                 ----------------------------
                                                                                         (in thousands)
ADMITTED ASSETS
Cash and invested assets:
    Debt securities                                                              $ 1,324,042      $ 1,375,338
    Preferred and common stocks                                                      246,555          184,128
    Investment in common stock of subsidiary                                         129,074           98,327
    Mortgage loans                                                                    44,011           19,898
    Policy loans                                                                     116,450          111,260
    Cash, cash equivalents and short-term investments                                 73,063            3,207
    Receivable for securities                                                         16,295            1,265
    Other invested assets                                                             79,827                -
                                                                                 ----------------------------
Total cash and invested assets                                                     2,029,317        1,793,423


Investment income due and accrued                                                     20,920           20,238
Premiums deferred and uncollected                                                       (515)          (1,278)
Net deferred tax asset                                                                30,745           22,201
Receivables from parent, subsidiaries and affiliates                                   4,799           79,769
Other admitted assets                                                                  4,455            6,334
Separate account assets                                                            2,559,276        2,296,273
                                                                                 ----------------------------
Total admitted assets                                                            $ 4,648,997      $ 4,216,960
                                                                                 =============================

LIABILITIES AND CAPITAL AND SURPLUS
Liabilities:
    Policy and contract liabilities:
      Life and annuity reserves                                                  $ 1,536,160      $ 1,564,100
      Policy and contract claims                                                          48               43
      Deposits on policies to be issued                                                7,012            1,624
                                                                                 ----------------------------
    Total policy and contract liabilities                                          1,543,220        1,565,767


    General expense due and accrued                                                      780            5,053
    Current federal income taxes payable                                               9,907                -
    Transfer to separate accounts due and accrued (net)                               32,040          (26,327)
    Asset valuation reserve                                                           46,159           32,808
    Other liabilities                                                                 64,272           58,567
    Borrowed money and interest                                                       54,970           48,198
    Separate account liabilities                                                   2,559,276        2,296,273
                                                                                 ----------------------------
Total liabilities                                                                  4,310,624        3,980,339


Capital and surplus:
    Common stock, $2 par value, 1,500 shares
      authorized, issued and outstanding                                               3,000            3,000
    Paid-in surplus                                                                  405,795          405,795
    Accumulated deficit                                                              (70,422)        (172,174)
                                                                                 ----------------------------
Total capital and surplus                                                            338,373          236,621
                                                                                 ----------------------------
Total liabilities and capital and surplus                                        $ 4,648,997      $ 4,216,960
                                                                                 =============================

See accompanying notes.

                        Integrity Life Insurance Company

                   Statements of Operations (Statutory-Basis)

                                                                                    YEAR ENDED DECEMBER 31
                                                                                     2006             2005
                                                                                 ----------------------------
                                                                                         (in thousands)
Premiums and other revenues:
    Premiums and annuity considerations                                          $ 554,848          $ 366,717
    Net investment income                                                          101,533             97,542
    Considerations for supplementary contracts with life contingencies               1,168              1,024
    Amortization of the interest maintenance reserve                                (1,259)              (383)
    Reserve adjustments on reinsurance ceded                                      (150,270)          (116,379)
    Fees from management of separate account mutual funds                           12,988             15,512
    Other revenues                                                                   5,122              4,135
                                                                                 ----------------------------
Total premiums and other revenues                                                  524,130            368,168

Benefits paid or provided:
    Death benefits                                                                   3,404              6,782
    Annuity benefits                                                                68,606             57,437
    Surrender benefits                                                             358,899            243,647
    Payments on supplementary contracts                                              1,865              1,778
    Other benefits                                                                   2,021              2,008
    Increase (decrease) in policy reserves and other policyholders' funds          (28,583)            25,267
                                                                                 ----------------------------
Total benefits paid or provided                                                    406,212            336,919

Insurance expenses and other deductions:
    Commissions                                                                     29,389             22,794
    Commissions and expenses on reinsurance assumed                                    139                153
    General expenses                                                                17,748             21,028
    Net transfers to (from) separate accounts                                       55,274             (8,367)
    Other deductions                                                                 2,038                248
                                                                                 ----------------------------
Total insurance expenses and other deductions                                      104,588             35,856
                                                                                 ----------------------------

Gain (loss) from operations before federal income tax expense
    and net realized capital gains (losses)                                         13,330             (4,605)
Federal income tax expense (benefit), excluding tax
    on capital gains                                                               (26,122)                 -
                                                                                 ----------------------------
Gain (loss) from operations before net realized capital
    gains (losses)                                                                  39,452             (4,605)
Net realized capital gains or (losses) (excluding gains (losses) transferred to
    IMR and capital gains tax)                                                      36,254             15,164
                                                                                 ----------------------------
Net income (loss)                                                                $  75,706          $  10,559
                                                                                 ============================

See accompanying notes.

                        Integrity Life Insurance Company

         Statements of Changes in Capital and Surplus (Statutory-Basis)

                     Years Ended December 31, 2006 and 2005

                                                                                             ACCUMULATED        TOTAL CAPITAL
                                                    COMMON STOCK     PAID-IN SURPLUS           DEFICIT           AND SURPLUS
                                                   --------------------------------------------------------------------------
                                                                             (in thousands)
Balance, January 1, 2005                                 $ 3,000           $ 405,795          $ (163,800)          $ 244,995

Net income                                                     -                   -              10,559              10,559
Change in net deferred income tax asset                        -                   -             (48,903)            (48,903)
Net change in unrealized loss on investments
    (net of deferred taxes of $2,950)                          -                   -              (8,847)             (8,847)
Net change in nonadmitted
    assets and related items                                   -                   -              51,470              51,470
Change in asset valuation reserve                              -                   -               2,152               2,152
Change in reserve on account of change
    in valuation basis                                         -                   -              (3,483)             (3,483)
Change in surplus in separate accounts                         -                   -             (11,322)            (11,322)
                                                   --------------------------------------------------------------------------
Balance, December 31, 2005                                 3,000             405,795            (172,174)            236,621

Net income                                                     -                   -              75,706              75,706
Change in net deferred income tax asset                        -                   -             (46,973)            (46,973)
Net change in unrealized loss on investments
    (net of deferred taxes of $5,620)                          -                   -              42,992              42,992
Net change in nonadmitted assets
    and related items                                          -                   -              52,774              52,774
Change in asset valuation reserve                              -                   -             (13,351)            (13,351)
Change in surplus in separate accounts                         -                   -              (9,396)             (9,396)
                                                   --------------------------------------------------------------------------
Balance, December 31, 2006                               $ 3,000           $ 405,795           $ (70,422)          $ 338,373
                                                   ==========================================================================

See accompanying notes.

                        Integrity Life Insurance Company

                    Statements of Cash Flow (Statutory-Basis)

                                                                                   YEAR ENDED DECEMBER 31
                                                                                   2006              2005
                                                                              -------------------------------
                                                                                       (in thousands)
Cash from Operations:
    Premiums collected net of reinsurance                                        $ 555,169         $ 370,624
    Net investment income received                                                  99,122            96,495
    Benefits paid                                                                 (584,185)         (434,381)
    Net transfers from (to) separate accounts                                      (11,775)           (3,863)
    Commissions and expense paid                                                   (53,701)          (44,312)
    Other, net                                                                      79,237            19,647
                                                                              -------------------------------
    Net cash from (for) operations                                                  83,867             4,210

CASH FROM INVESTMENTS:
    Proceeds from investments sold, matured or repaid:
      Debt securities                                                            1,178,471           743,601
      Stocks                                                                       102,074            24,649
      Mortgage loans                                                                 2,057             1,457
      Other invested assets                                                         12,445                 -
      Miscellaneous proceeds                                                           867             4,017
                                                                              -------------------------------
    Net proceeds from investments sold, matured or repaid                        1,295,914           773,724

    Cost of investments acquired:
      Debt securities                                                            1,123,131           816,674
      Common stocks                                                                148,904            61,035
      Mortgage loans                                                                26,171             5,832
      Other invested assets                                                         90,334                 -
      Miscellaneous applications                                                     3,440            11,889
                                                                              -------------------------------
    Total cost of investments acquired                                           1,391,980           895,430

    Net change in policy and other loans                                            (5,190)            2,480
                                                                              -------------------------------
    Net cash from (for) investments                                               (101,256)         (119,226)

CASH FROM FINANCING AND MISCELLANEOUS SOURCES:
    Borrowed money                                                                   6,772            48,198
    Net deposits on deposit-type contract funds and other insurance liabilities      1,328             3,274
    Other cash applied                                                              79,145           (28,913)
                                                                              -------------------------------
    Net cash from (for) financing and miscellaneous sources                         87,245            22,559
                                                                              -------------------------------


    Net change in cash, cash equivalents and short-term investments                 69,856           (92,457)
    Cash, cash equivalents and short-term investments:
      Beginning of year                                                              3,207            95,664
                                                                              -------------------------------
      End of year                                                                 $ 73,063           $ 3,207
                                                                              ===============================

See accompanying notes.

                        Integrity Life Insurance Company

                 Notes to Financial Statements (Statutory-Basis)

                                December 31, 2006


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Integrity Life Insurance Company (the Company) is a wholly-owned subsidiary of The Western and Southern Life Insurance Company (Western and Southern). The Company, domiciled in the state of Ohio and currently licensed in 46 states and the District of Columbia, specializes in the asset accumulation business with particular emphasis on retirement savings and investment products. The Company's wholly-owned insurance subsidiary, National Integrity Life Insurance Company (National Integrity), is currently licensed in eight states and distributes similar products, principally in the state of New York. Fort Washington Investment Advisors, Inc. (Fort Washington), a registered investment adviser, is a non-life insurance subsidiary of Western and Southern and is the investment manager for the Company.

In June 2004, Western and Southern announced that its parent, Western & Southern Mutual Holding Company (Mutual Holding), agreed to form a strategic alliance with Lafayette Life Mutual Insurance Holding Company, Inc. (Lafayette). The boards of directors of Mutual Holding and Lafayette approved an agreement for a mutual merger between the two enterprises. As a result of the merger, the subsidiaries of Lafayette, including The Lafayette Life Insurance Company (Lafayette Life) became members of Mutual Holding, effective June 15, 2005. This transaction will not affect premiums or change policy benefits, guaranteed values or other policy obligations for the Company's policyholders.

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department (the Department). These practices differ in some respects from accounting principles generally accepted in the United States (GAAP). The more significant differences are:

INVESTMENTS

Investments in debt securities and mandatory redeemable preferred stocks are reported at amortized cost or fair value based on the National Association of Insurance Commissioners' (NAIC) rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity fixed investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income for those designated as available-for-sale.

All single class and multi-class mortgage-backed/asset-backed securities (e.g., CMOs) are adjusted for the effects of changes in prepayment assumptions on the related accretion of discount or amortization of premium of such securities using the retrospective method. If it is determined that a decline in fair value is other than temporary, the cost basis of the security is written down to the undiscounted estimated future cash flows. For GAAP purposes, all securities, purchased or retained, that represent beneficial interests in securitized assets (e.g., CMO, CBO, CDO, CLO, MBS and ABS securities), other than high credit quality securities, are adjusted using the prospective method when there is a change in estimated future cash flows. If it is determined that a decline in fair value is other than temporary, the cost basis of the security is written down to the discounted fair value. If high credit quality securities are adjusted, the retrospective method is used.

The Company monitors investments to determine if there has been an other-than-temporary decline in fair market value. Factors management considers for each identified security include the following:

     - the length of time and the extent to which the fair value is below the book/adjusted carry value;

     - the financial condition and near term prospects of the issuer, including specific events that may affect its operations;

     - the Company's intent and ability to hold the security long enough for it to recover its value to book/adjusted carry value.

If the decline is judged to be other-than-temporary, an impairment charge is recorded as a net realized capital loss in the period the determination is made.

Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, principally debt securities and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the individual security sold using the seriatim method. The net deferral is reported as the interest maintenance reserve (IMR) in the accompanying balance sheets. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statement of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold.

The "asset valuation reserve" (AVR) provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in capital and surplus. AVR is not recognized for GAAP.

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUBSIDIARIES

The accounts and operations of the Company's subsidiary are not consolidated with the accounts and operations of the Company as would be required under GAAP.

POLICY ACQUISITION COSTS

The costs of acquiring and renewing business are expensed when incurred. Under GAAP, policy acquisition costs, related to traditional life insurance and certain long-duration accident and health insurance, to the extent recoverable from future policy revenues, would be deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves; for universal life insurance and investment products, to the extent recoverable from future gross profits, deferred policy acquisition costs are amortized generally in proportion to the present value of expected gross profits from surrender charges and investments, mortality, and expense margins.

NONADMITTED ASSETS

Certain assets designated as "nonadmitted," (principally a portion of deferred tax assets) and other assets not specifically identified as an admitted asset within the NAIC's Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets and are charged directly to accumulated deficit. Under GAAP, such assets are included in the balance sheets.

PREMIUMS AND BENEFITS

Revenues for universal life and annuity policies with mortality or morbidity risk, except for guaranteed interest and group annuity contracts, consist of the entire premium received, and benefits incurred represent the total of death benefits paid and the change in policy reserves. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting, and credited directly to an appropriate policy reserve account, without recognizing premium income. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

BENEFIT RESERVES

Certain policy reserves are calculated using statutorily prescribed interest and mortality assumptions rather than on estimated expected experience or actual account balances as would be required under GAAP.

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REINSURANCE

A liability for reinsurance balances is required to be provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to those amounts are credited or charged directly to capital and surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with policy acquisition costs as required under GAAP.

DEFERRED INCOME TAXES

Deferred tax assets are limited to 1) the amount of federal income taxes paid in prior years that can be recovered through loss carrybacks for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross deferred tax assets expected to be realized within one year of the balance sheet date or 10% of capital and surplus excluding any net deferred tax assets, electronic data processing equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are nonadmitted. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

STATEMENTS OF CASH FLOW

Cash, cash equivalents and short-term investments in the statements of cash flow represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding captions of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A reconciliation of capital and surplus and net income of the Company as determined in accordance with statutory accounting practices to amounts determined in accordance with GAAP as of December 31 and for the years then ended is as follows:

                                                                                         DECEMBER 31
                                                                                   2006                2005
                                                                              ---------------------------------
                                                                                        (in thousands)
Capital and surplus as reported in the accompanying statutory-basis
   financial statements                                                       $     338,373       $     236,621
Adjustments to customer deposits                                                   (123,540)            (93,734)
Adjustments to invested asset carrying values                                        67,958              63,249
Asset valuation reserve                                                              46,159              32,808
Value of insurance in force                                                          39,948              73,548
Deferred policy acquisition costs                                                    88,598              61,409
Deferred sales inducements                                                            8,173               4,738
Adjustments to investment in subsidiary excluding net unrealized gains
   (losses)                                                                         104,281             106,944
Western & Southern reinsurance                                                      (92,842)            (86,141)
Other                                                                               (14,204)             50,799
                                                                              ---------------------------------
Stockholder's equity, GAAP basis                                              $     462,904       $     450,241
                                                                              =================================

                                                                                     YEAR ENDED DECEMBER 31
                                                                                    2006               2005
                                                                              ---------------------------------
                                                                                         (in thousands)
Net income as reported in the accompanying statutory -basis financial
   statements                                                                 $      75,706       $      10,559
Deferred policy acquisition costs, net of amortization                               17,887               8,030
Deferred sales inducements, net of amortization                                       1,595               1,576
Adjustments to customer deposits                                                    (11,719)            (14,357)
Adjustments to invested asset carrying values at acquisition date                     6,635               3,348
Amortization of value of insurance in force                                         (11,230)            (19,671)
Amortization of interest maintenance reserve                                          1,259                 383
Adjustments for realized investment gains/losses                                    (11,535)             10,355
Adjustments for federal income tax expense                                          (47,191)              1,674
Investment in subsidiary                                                              6,071              19,374
Income from modco reinsurance treaty                                                 (6,700)             (1,914)
Other                                                                                    33               1,108
                                                                              ----------------------------------
Net income, GAAP basis                                                        $      20,811       $      20,465
                                                                              ==================================

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other significant statutory accounting practices are as follows:

INVESTMENTS

Debt securities, preferred stocks, common stocks, and short-term investments are stated at values prescribed by the NAIC, as follows:

     Debt securities not backed by other loans are principally stated at amortized cost using the interest method.

     Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except principal-only and interest-only securities, which are valued using the prospective method.

     Non-affiliated common stocks are reported at fair value as determined by the Securities Valuation Office (SVO) of the NAIC and the related unrealized capital gains and losses are reported in capital and surplus along with any adjustment for federal income taxes.

     Redeemable preferred stocks that have characteristics of debt securities and are rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost or fair value. Nonredeemable preferred stocks are reported at fair value or lower of cost or fair value as determined by the SVO and the related unrealized capital gains and losses are reported in capital and surplus along with any adjustment for federal income taxes.

     There are no restrictions on non-affiliated common or preferred stocks.

     Short-term investments include investments with remaining maturities of one year or less at the date of acquisition and are principally stated at amortized cost, which approximates fair value.

     Cash equivalents are short-term highly liquid investments with original maturities of three months or less and are principally stated at amortized cost, which approximates fair value.

The Company's insurance subsidiary is reported at its underlying statutory equity. The net change in the subsidiary's equity is included in capital and surplus.

Joint ventures, partnerships, and limited liability companies are carried at the Company's interest in the underlying audited GAAP equity of the investee. Undistributed earnings allocated to the

                        Integrity Life Insurance Company

Company are reported in the change in net unrealized capital gains or losses. Distributions from earnings of the investees are reported as net investment income when received.

Mortgage loans are reported at unpaid principal balances, less an allowance for impairment. A mortgage loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines foreclosure is probable, the impairment is other than temporary; the mortgage loan is written down to realized value and a realized loss is recognized.

Policy loans are reported at unpaid principal balances.

Realized capital gains and losses are determined using the specific identification method.

Changes in admitted asset carrying amounts of debt securities, non-redeemable preferred stocks, non-affiliated common stocks and mortgage loans are credited or charged directly to capital and surplus.

PREMIUMS

Life and accident and health premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

POLICY RESERVES

Life, annuity and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Ohio Department of Insurance. The Company waives deduction of deferred fractional premiums on the death of life and annuity policy insureds and does not return any premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves. Policies issued subject to multiple table substandard extra premiums are valued on the standard reserve basis which recognizes the non-level incidence of the excess mortality costs. Additional reserves are established when the results of cash flow testing under various interest rate scenarios indicate the need for such reserves, or the net premiums exceed the gross premiums on any insurance in-force.

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The mean reserve method is used to adjust the calculated terminal reserve to the appropriate reserve at December 31. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, in addition, one-half of the extra premium charge for the year. Policies issued after July 1 for substandard lives, are charged an extra premium plus the regular premium for the true age. Mean reserves are based on appropriate multiples of standard rates of mortality. An asset is recorded for deferred premiums net of loading to adjust the reserve for modal premium payments.

For substandard table ratings, mean reserves are based on 125% to 500% of standard mortality rates. For flat extra ratings, mean reserves are based on the standard or substandard mortality rates increased by one to twenty-five deaths per thousand.

Tabular interest, tabular less actual reserve released, and tabular cost have been determined by formula as prescribed by the NAIC. Tabular interest on funds not involving life contingencies was derived from basic data.

The establishment of appropriate reserves is an inherently uncertain process, and there can be no assurance that the ultimate liability will not exceed the Company's policy reserves and have an adverse effect on the Company's results of operations and financial condition. Due to the inherent uncertainty of estimating reserves, it has been necessary, and may over time continue to be necessary, to revise estimated future liabilities as reflected in the Company's policy reserves.

The Company waives deduction of deferred fractional premiums on the death of life and annuity policy insureds and returns any premium beyond the date of death.

REINSURANCE

Reinsurance premiums and benefits paid or provided are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The change in reserves for modified coinsurance contracts is recorded on the reserve adjustments on reinsurance ceded line in the statements of operations.

BORROWED MONEY

The Company has entered into several dollar-roll reverse repurchase agreements. For repurchase agreements, the Company is required to maintain a minimum of 102% of the fair value of securities purchased under the agreements as collateral. The transactions were reflected as financing transactions, requiring the asset sold and the liability for the repurchase to remain on the Company's financial statements. There were $55.0 million and $48.2 million of mortgage-backed securities that were subject to the reverse repurchase agreements at December 31, 2006 and 2005, respectively.

                        Integrity Life Insurance Company

SECURITIES LENDING

The Company has loaned $87.1 million and $62.5 million of various U.S. Treasury and corporate debt securities and common stocks as part of a securities lending program administered by the Bank of New York as of December 31, 2006 and 2005, respectively. The Company requires collateral in the amount of 102% of fair value of the applicable securities loaned. The Company monitors the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and requests additional collateral as necessary. The Company maintains effective control over all loaned securities, and, therefore, continues to report such securities as invested assets in the balance sheets. Unrestricted collateral is reflected in the asset section of the balance sheet with an offsetting liability recognized in other liabilities for the obligation to return the unrestricted collateral. Restricted collateral is not reflected on the balance sheets as an asset or a liability. The Company had $47.3 million and $52.5 million of unrestricted collateral and $41.9 and $11.6 million of restricted collateral held in the Bank of New York Cash Reserves as of December 31, 2006 and 2005, respectively.

SEPARATE ACCOUNTS

Separate account assets and liabilities reported in the accompanying balance sheets represent funds that are separately administered, principally for variable annuity contracts and market value adjustment annuity contracts. Separate account assets are reported at fair value. Surrender charges collectible by the general account in the event of annuity contract surrenders are reported as a negative liability rather than an asset. Policy related activity involving cash flow, such as premiums and benefits, are reported in the accompanying statements of operations in separate line items combined with related general account amounts. Investment income and interest credited on deposits held in guaranteed separate accounts are included in the accompanying statements of operations as a net amount included in net transfers to (from) separate accounts. The Company receives administrative fees for managing the nonguaranteed separate accounts and other fees for assuming mortality and certain expense risks.

FEDERAL INCOME TAXES

Western and Southern files a consolidated income tax return with its eligible subsidiaries, including the Company. The provision for federal income taxes is allocated to the Company using a separate return method based upon a written tax sharing agreement. The benefits from losses of subsidiaries, which are utilized in the consolidated return, will be retained by the subsidiaries under the tax sharing agreement. Western and Southern pays all federal income taxes due for all members of the consolidated group. The Company will then charge or reimburse, as the case may be, the members of the group an amount consistent with the method described in the tax sharing agreement.

                        Integrity Life Insurance Company

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain 2005 amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2006 financial statement presentation.

                        Integrity Life Insurance Company

2.  INVESTMENTS

Fair values for debt securities are based on quoted market prices, where available. For debt securities not actively traded, fair values are estimated using values obtained from independent pricing services, or, in the case of private placements, are estimated by discounting the expected future cash flows using current market rates applicable to the coupon rate, credit and maturity of the investments. The fair values for equity securities that are not actively traded are estimated based on fair values of issues of comparable yield and quality.

The book/adjusted carrying value and fair value of the Company's investments in debt securities are summarized as follows:

                                                                     GROSS             GROSS
                                              BOOK/ ADJUSTED      UNREALIZED         UNREALIZED
                                              CARRYING VALUE         GAINS             LOSSES         FAIR VALUE
                                            ------------------------------------------------------------------------
                                                                        (in thousands)
 At December 31, 2006:
  U.S. Treasury securities and obligations
    of U.S. government agencies               $       32,116     $           5     $        (303)   $      31,818
  Debt securities issued by states of the
    U.S. and political subdivisions of the
    states                                            54,771               141              (582)          54,330
  Corporate securities/asset-backed
    securities                                       903,732            37,752           (18,410)         923,074
  Mortgage-backed securities                         333,423             4,254            (3,553)         334,124
                                            ------------------------------------------------------------------------
Total                                          $   1,324,042     $      42,152     $     (22,848)   $   1,343,346
                                            ========================================================================

 At December 31, 2005:
  U.S. Treasury securities and obligations
    of U.S. government agencies                $      26,721     $         131     $        (328)   $      26,524
  Debt securities issued by states of the
    U.S. and political subdivisions of the
    states                                            29,666                27              (412)          29,281
  Corporate securities/asset-backed
    securities                                       935,725            54,514           (17,646)         972,593
  Mortgage-backed securities                         383,226             4,802            (4,327)         383,701
                                            ------------------------------------------------------------------------
Total                                          $   1,375,338     $      59,474     $     (22,713)   $   1,412,099
                                            ========================================================================

                        Integrity Life Insurance Company

2.  INVESTMENTS (CONTINUED)

At December 31, 2006 and 2005, the Company held unrated or less-than-investment grade corporate debt securities with a book value of $66.0 million and $63.3 million, respectively, with an aggregate fair value of $71.7 and $71.4, respectively. Such holdings amount to 5.0 % and 4.6%, respectively, of the Company's investments in debt securities and 1.4% and 1.5%, respectively, of the Company's total admitted assets as December 31, 2006 and 2005. The Company performs periodic evaluations of the relative credit standing of the issuers of these debt securities. The Company considers these evaluations in its overall investment strategy.

During 2006, the NAIC held discussions regarding the appropriate classification of certain securities on an insurer's balance sheet. These discussions were primarily focused on determining the appropriate charge for these securities in the Risk-Based Capital and Asset Valuation Reserve calculations. As a result of these discussions, the NAIC required that various securities be reclassified from debt securities to preferred stocks in the balance sheet. During 2006, the Company reclassified 2 securities held at December 31, 2005 with a book value of $7.2 million and a fair value of $7.0 million. The December 31, 2005 balances in these financial statements have not been adjusted to reflect the security reclassifications.

The following table shows gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

                                                     UNREALIZED LOSSES LESS           UNREALIZED LOSSES GREATER
                                                   THAN OR EQUAL TO 12 MONTHS              THAN 12 MONTHS
                                               ------------------------------------------------------------------
                                                  UNREALIZED                        UNREALIZED
                                                    LOSSES         FAIR VALUE         LOSSES          FAIR VALUE
                                               ------------------------------------------------------------------
At December 31,2006:                                                     (in thousands)
  U.S. Treasury securities and obligations
     of U.S. government corporations and
     agencies                                   $       (303)    $      30,843     $         -       $          -
  Debt securities issued by states of the
     U.S. and political subdivisions of the
     states                                                -                 -            (582)            10,683
  Corporate securities/asset-backed
     securities                                       (3,231)          198,226         (15,179)           177,293
  Mortgage-backed securities                          (2,051)          166,060          (1,502)            85,473
                                               ------------------------------------------------------------------
Total                                           $     (5,585)    $     395,129     $   (17,263)      $    273,449
                                               ==================================================================
Preferred stocks                                $       (166)    $      12,756     $    (2,366)      $     21,253
                                               ==================================================================
Common stocks, unaffiliated                     $       (306)    $       3,547     $         -       $         -
                                               ==================================================================

                        Integrity Life Insurance Company

2.  INVESTMENTS (CONTINUED)

                                                     UNREALIZED LOSSES LESS           UNREALIZED LOSSES GREATER
                                                   THAN OR EQUAL TO 12 MONTHS              THAN 12 MONTHS
                                               ------------------------------------------------------------------
                                                  UNREALIZED                        UNREALIZED
                                                    LOSSES         FAIR VALUE         LOSSES          FAIR VALUE
                                               ------------------------------------------------------------------
At December 31, 2005:                                                     (in thousands)
 U.S. Treasury securities and obligation of     $
    U.S. government corporations and agencies           (328)     $      16,956    $             -   $          -
 Debt securities issued by states of the U.S.
    and political subdivisions of the states             (24)             3,076            (388)            7,957
 Corporate securities/asset-backed securities         (5,564)           307,749         (12,082)           97,286
 Mortgage-backed securities                           (3,902)           245,040            (425)           13,508
                                               ------------------------------------------------------------------
Total                                           $     (9,818)     $     572,821    $    (12,895)     $    118,751
                                               ==================================================================
Preferred stocks                                $        (80)     $       6,829    $     (1,744)     $     20,369
                                               ==================================================================
Common stocks, unaffiliated                     $       (956)     $       8,928    $          -      $          -
                                               ==================================================================

Investments that are impaired at December 31, 2006 and 2005, for which an other-than-temporary impairment has not been recognized, consist mainly of corporate debt securities and asset-backed securities. The impairment of these securities have been deemed as temporary due to the assigned rating and the typical fluctuations of these particular securities in the marketplace. The aggregated unrealized loss is approximately 3.6% and 3.5% of the amortized cost of these securities at December 31, 2006 and 2005, respectively. At December 31, 2006, there were a total of 223 securities held that are considered temporarily impaired, 97 of which have been impaired for 12 months or longer. At December 31, 2005, there were a total of 200 securities held that are considered temporarily impaired, 24 of which have been impaired for 12 months or longer.

                        Integrity Life Insurance Company

2.  INVESTMENTS (CONTINUED)

A summary of the cost or amortized cost and fair value of the Company's debt securities at December 31, 2006, by contractual maturity, is as follows:

                                            COST OR AMORTIZED        FAIR VALUE
                                                  COST
                                          --------------------------------------
                                                        (in thousands)
Years to maturity:
   One or less                            $         43,464        $      43,645
   After one through five                          162,580              165,226
   After five through ten                          247,773              237,178
   After ten                                       536,802              563,173
   Mortgage-backed securities                      333,423              334,124
                                          --------------------------------------
Total                                     $      1,324,042        $   1,343,346
                                          ======================================

The expected maturities in the foregoing table may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties and because asset-backed and mortgage-backed securities (including floating-rate securities) provide for periodic payments throughout their lives.

Proceeds from the sales of investments in debt securities during 2006 and 2005 were $487.8 million and $264.2 million; gross gains of $9.4 million and $9.8 million, and gross losses of $7.9 million and $4.2 million were realized on those sales, respectively.

Realized capital gains (losses) are reported net of federal income taxes and amounts transferred to the IMR are follows for the years ended December 31:

                                                         2006            2005
                                                      -------------------------
                                                              (in thousands)
Realized capital gains (losses)                       $   3,074        $ 11,545
  Less amount transferred to IMR                         (6,631)         (3,704)
  Less federal income taxes of realized
     capital gains                                      (26,549)             85
                                                      -------------------------
Net realized capital gains (losses)                   $  36,254        $ 15,164
                                                      =========================

                        Integrity Life Insurance Company

2.  INVESTMENTS (CONTINUED)

Unrealized gains and losses on investment in common stocks, and non-affiliated common stock of subsidiaries are reported directly in capital and surplus and do not affect net income. The unrealized gains and unrealized losses on, and the cost and fair value of those are as follows:

                                                 COST          GROSS UNREALIZED   GROSS UNREALIZED     FAIR VALUE
                                                                    GAINS              LOSSES
                                          ------------------------------------------------------------------------
                                                                       (in thousands)
At December 31, 2006:
   Preferred stocks                          $     143,446     $       2,549     $      (2,532)     $     143,463

   Common stocks, unaffiliated               $      24,260     $      79,155     $        (306)     $     103,109
   Common stock of subsidiaries
      and affiliates                               123,125             5,949                 -            129,074
                                          ------------------------------------------------------------------------
                                             $     147,385     $      85,104     $        (306)     $     232,183
                                          ========================================================================

At December 31, 2005:
   Preferred stocks                          $      99,387     $         850     $      (1,824)     $      98,413

   Common stocks, unaffiliated               $      21,949     $      63,748     $        (956)     $      84,741
   Common stock of subsidiaries
      and affiliates                               123,125                 -           (24,798)            98,327
                                          ------------------------------------------------------------------------
                                             $     145,074     $      63,748     $     (25,754)     $     183,068
                                          ========================================================================

Proceeds from the sales of investments in equity securities during 2006 and 2005 were $48.6 million and $24.4 million; gross gains of $1.9 million and $7.7 million and gross losses of $0.7 million and $0.6 million were realized on those sales in 2006 and 2005, respectively.

                        Integrity Life Insurance Company

2.  INVESTMENTS (CONTINUED)

Net investment income consisted of the following for the years ended December
31:

                                                                        2006              2005
                                                                  ----------------------------------
                                                                            (in thousands)
 Debt securities                                                  $        72,393   $        79,584
 Equity securities                                                         13,598             5,812
 Mortgage loans                                                             2,226             1,302
 Policy loans                                                               8,839             8,602
 Cash, cash equivalents and short-term investments                          3,022             3,832
 Other invested assets                                                        128                 -
 Other                                                                      2,814               (53)
                                                                  ----------------------------------
Gross investment income                                                   103,020            99,079
Investment expenses                                                         1,487             1,537
                                                                  ----------------------------------
Net investment income                                             $       101,533   $        97,542
                                                                  ==================================

The Company's investments in mortgage loans principally involve commercial loans. At December 31, 2006, 44.8% of such mortgages involved properties located in California and Kentucky. Such investments consist of first mortgage liens on completed income producing properties. The aggregate mortgage outstanding to any one borrower does not exceed $19.7 million. During 2006, the respective maximum and minimum lending rates for mortgage loans issued were 6.07% and 11.75%. At the issuance of a loan, the percentage of any one loan to value of security is exclusive of insured, guaranteed or purchase money mortgage does not exceed 80%.

At December 31, 2006, the Company's investments in mortgage loans were not subject to prior liens. All properties covered by mortgage loans have fire insurance at least equal to the excess of the loan over the maximum loan that would be allowed on the land without the building. During 2006, the Company did not reduce interest rates on any outstanding mortgages.

3. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the fair value of financial instruments in the accompanying financial statements and notes thereto.

Fair values for cash, cash equivalents and short-term investments approximate cost.

Fair values for debt and equity securities are disclosed in Note 2.

The fair values for mortgage loans, consisting principally of commercial real estate loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans collateralized by properties with similar investment risk. The fair values for mortgage loans in default are established at the lower of the fair market value of the related

                        Integrity Life Insurance Company

3. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

underlying collateral or carrying value of the loan. Carrying value of mortgage loans were $44.0 million and $19.9 million at December 31, 2006 and 2005, respectively. Fair values of mortgage loans were $45.1 million and $21.4 million at December 31, 2006 and 2005, respectively.

The fair values of single premium immediate annuity reserves are based on discounted cash flow calculations using a market yield rate for assets with similar durations. The fair value of deposit fund liabilities and the remaining annuity reserves are primarily based on the cash surrender values of the underlying contracts. Carrying value of liabilities under investment-type insurance and deposit fund liabilities were $1,253.5 million and $1,285.5 million at December 31, 2006 and 2005, respectively. Fair values of liabilities under investment-type insurance contracts and deposit fund liabilities were $1,424.6 million and $1,494.3 million at December 31, 2006 and 2005, respectively.

The fair value of separate account annuity reserves for investment-type products equals the cash surrender values. Carrying value of separate account annuity reserves were $2,499.1 million and $2,250.6 million at December 31, 2006 and 2005, respectively. Fair value of separate account annuity reserves were $2,446.4 million and $2,208.2 million at December 31, 2006 and 2005, respectively.

The Company believes it is not practicable to estimate the fair value of policy loans. These assets, totaling $116.5 million and $111.3 million at December 31, 2006 and 2005, respectively, are carried at their aggregate unpaid principal balances. Estimation of the fair value is not practicable as the loans have no stated maturity and are an integral part of the related insurance contracts.

4. RELATED PARTY TRANSACTIONS

Western and Southern, Fort Washington and IFS perform certain administrative and special services for the Company to assist with its business operations. These services include tax compliance and reporting, payroll functions, administrative support services, investment functions, policyholder services, accounting and auditing, underwriting, marketing and product development, functional support services and personnel functions. During 2006, the Company paid $11.9 million, $1.3 million and $6.1 million to Western and Southern, Ft. Washington, and IFS, respectively. During 2005, the Company paid $1.2 million and $1.1 million to Western and Southern and Ft. Washington, respectively, and received $10.8 million from National Integrity relating to these services. The charges for services are considered reasonable and in accordance with the requirements of applicable insurance law and regulations.

In 2005, the Company participated in a short-term investment pool with its affiliates. Amounts receivable from affiliates, included in "other assets" on the balance sheets, was $74.8 million at December 31, 2005. The Company did not participate in a short-term investment pool with its affiliates at December 31, 2006.

                        Integrity Life Insurance Company

4. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has not guaranteed any obligation of its affiliates as of December 31, 2006.

The Company has entered into a reinsurance agreement with Western and Southern. See Note 5 for further description.

5. REINSURANCE

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. The ceded insurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within capital resources.

The Company has a modified coinsurance agreement with Western and Southern, whereby the Company cedes structured settlements, guaranteed rate option annuities, and accumulation products written before July 1, 2002. Under the terms of the agreement, the Company retains the reserves and the related assets of this business.

The effect of reinsurance on premiums, annuity considerations and deposit-type funds is as follows for the years ended December 31:

                                                    2006                2005
                                             ----------------------------------
                                                         (in thousands)
Direct premiums                              $      560,068      $      381,600
Assumed premiums
   Non-affiliates                                       185                 190
Ceded premiums
   Affiliates                                        (3,009)            (12,588)
   Non-affiliates                                    (2,396)             (2,458)
                                             ----------------------------------
Net premiums                                 $      554,848      $      366,717
                                             ==================================

The Company's ceded reinsurance arrangements reduced other certain items in the accompanying financial statements by the following amounts as of and for the years ended December 31:

                                                    2006                2005
                                             ----------------------------------
                                                       (in thousands)
Benefits paid or provided:
  Affiliates                                        156,555             127,447
  Non-affiliates                                      4,048               5,573
Policy and contract liabilities:
  Non-affiliates                                     12,320              15,903

                        Integrity Life Insurance Company

5. REINSURANCE (CONTINUED)

In 2006 and 2005, respectively, the Company did not commute any ceded reinsurance nor did it enter into or engage in any agreement that reinsures policies or contracts that were in-force or had existing reserves as of the effective date of such agreements.

Other than as described above, neither the Company nor any of its related parties control, directly or indirectly, any reinsurers with whom the Company conducts business. No policies issued by the Company have been reinsured with a foreign company, which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance. The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. At December 31, 2006, there are no reinsurance agreements in effect such that the amount of losses paid or accrued exceed the total direct premium collected. The Company remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.

There would be no reduction in surplus at December 31, 2006, if all reinsurance ceded agreements were cancelled.

6. FEDERAL INCOME TAXES

Beginning in 2006, the Company is included in the consolidated federal income tax return of Western and Southern. The Company had a payable to Western and Southern in the amount of $9.9 million at December 31, 2006.

The components of other tax-related carryovers for the Company are as follows:

                                                                          CARRYOVER           EXPIRATION DATES
                                                                    ------------------------------------------------
                                                                                    (in thousands)
General business credit carryover                                      $            338          2007 - 2009
Foreign tax credit carryover                                                        145             2008
Alternative minimum tax (AMT ) credit carryover                                   2,459         Indefinitely
Capital loss carryover                                                           63,214          2007 - 2010

The change in net deferred income taxes is comprised of the following:

                                                                 DECEMBER 31
                                                          2006                2005                  CHANGE
                                                   -----------------------------------------------------------------
                                                                          (in thousands)
Total deferred tax assets                             $    79,539         $    124,413              $  (44,874)
Total deferred tax liabilities                            (30,019)             (22,300)                 (7,719)
                                                   -----------------------------------------------------------------
Net deferred tax asset (liability)                    $    49,520         $    102,113                 (52,593)
                                                   =======================================
Tax effect of unrealized gains (losses)                                                                 (5,620)
                                                                                            ------------------------
Change in net deferred income taxes                                                                 $  (46,973)
                                                                                            ========================

                        Integrity Life Insurance Company

6. FEDERAL INCOME TAXES (CONTINUED)

Nonadmitted deferred tax assets increased (decreased) by $(61.1) million and $(54.1) million for the years ended December 31, 2006 and 2005, respectively.

Current income taxes incurred for the years ended December 31, consist of the following major components:

                                                                                 YEAR ENDED DECEMBER 31
                                                                                2006                2005
                                                                          ------------------------------------
                                                                                     (in thousands)
Federal income tax expense on operating gain                               $        (566)      $      (5,775)
Federal income tax expense on capital gains                                       (9,436)            (35,460)
Capital loss carryforward utilized                                               (17,113)             35,545
NOL carryforward adjustment                                                      (25,556)              8,022
Prior year over/under accrual                                                          -              (2,247)
                                                                          ------------------------------------
Current federal income tax incurred                                        $     (52,671)      $          85
                                                                          ====================================

The main components of the deferred tax amounts at December 31, are as follows:

                                                                                       2006              2005
                                                                                  ----------------------------------
                                                                                           (in thousands)
Deferred tax assets:
   Reserves                                                                                $16,860         $ 16,180
   Debt securities/stocks                                                                   15,109           25,209
   Deferred policy acquisition costs                                                         6,515            5,462
   Capital loss carryover                                                                   22,125           39,238
   Tax credit carryovers                                                                     2,942            2,942
   Fixed assets and other assets                                                                97              212
   Net operating loss carryover                                                                  -           16,843
   Acquisition related goodwill                                                              1,095            1,244
   Deferred hedge losses                                                                     1,618            1,851
   Reserve strengthening                                                                     5,311            6,799
   Reinsurance ceded                                                                         7,507            7,507
   Other                                                                                       360              927
                                                                                  ----------------------------------
Total deferred tax assets                                                                   79,539          124,413

   Nonadmitted deferred tax assets                                                          18,775           79,912
                                                                                  ----------------------------------
Admitted deferred tax assets                                                                60,764           44,501

Deferred tax liabilities:
   Stocks /debt securities deferred future gains                                            27,889           22,259
   Separate account                                                                          2,130               41
                                                                                  ----------------------------------
Total deferred tax liabilities                                                              30,019           22,300
                                                                                  ----------------------------------
Net admitted deferred income tax assets                                                    $30,745         $ 22,201
                                                                                  ==================================

                        Integrity Life Insurance Company

6. FEDERAL INCOME TAXES (CONTINUED)

The Company's federal income tax expense differs from the amount obtained by applying the federal statutory rate of 35% to gain from operations before federal income tax expense and net realized capital gains. The significant differences for the year ended December 31, are as follows:

                                                         2006                                   2005
                                                                   TAX                                    TAX
                                               AMOUNT             EFFECT             AMOUNT            EFFECT
                                         ---------------------------------------------------------------------------
Gain from operations before
  federal income tax expense                      $ 13,330            $ 4,665          $  (4,605)         $ (1,612)
Book over tax reserves                               5,415              1,895             23,782             8,323
Net DAC adjustment                                   3,052              1,068              1,998               699
Deferred & uncollected premium                        (764)              (267)            (1,380)             (483)
Separate account adjustments                       (15,363)            (5,377)           (12,605)           (4,411)
Deferred hedge losses                                 (661)              (231)              (660)             (231)
Acquisition related goodwill                          (427)              (149)              (426)             (149)
IMR amortization                                     1,259                441                383               134
Reserve strengthening                               (4,255)            (1,489)           (22,626)           (7,919)
Dividends received deduction                        (3,288)            (1,151)            (3,438)           (1,203)
Other                                                   82                 29              3,078             1,077
                                         ---------------------------------------------------------------------------
Taxable income (loss)                             $ (1,620)            $ (566)         $ (16,499)         $ (5,775)
                                         ===========================================================================

As of December 31, 2006, the Company had a balance of $1.7 million in its policyholder surplus account under the provisions of the Internal Revenue Code. This amount could become taxable to the extent that future shareholder dividends are paid from this account.

7. REGULATORY MATTERS

The Company is required by statutory regulations to meet minimum risk-based capital standards. Risk-based capital is a method of measuring the minimum amount of capital appropriate for an insurance company to support its overall business operations in consideration of its size and risk profile. At December 31, 2006 and 2005, the Company exceeded the minimum risk-based capital.

State regulatory authorities have powers relating to granting and revoking licenses to transact business, the licensing of agents, the regulation of premium rates and trade practices, the form and content of insurance policies, the content of advertising material, financial statements and the nature of permitted practices.

Ohio insurance law limits the amount of dividends that can be paid to a parent in a holding company structure without prior approval of the regulators to the greater of ten percent of statutory surplus or statutory net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The Company may not pay any dividends during 2007 without prior approval.

                        Integrity Life Insurance Company

8. COMMITMENTS AND CONTINGENCIES

The Company is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. The Company believes the resolution of these actions will not have a material effect on the Company's financial position or results of operations

At December 31, 2006, the Company does not have any material lease agreements for office space or equipment.

9. ANNUITY RESERVES

At December 31, 2006, the Company's general and separate account annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                    AMOUNT             PERCENT
                                                                             ---------------------------------------
                                                                                (in thousands)
Subject to discretionary withdrawal (with adjustment):
   With market value adjustment                                                 $   1,515,089              40%
   At book value less surrender charge of 5% or more                                  219,873               6
   At fair value                                                                      884,487              23
                                                                             ---------------------------------------
Total with adjustment or at market value                                            2,619,449              69
Subject to discretionary withdrawal (without adjustment) at book value with
   minimal or no charge or adjustment                                                 357,622              10
Not subject to discretionary withdrawal                                               787,132              21
                                                                             ---------------------------------------
Total annuity reserves and deposit fund liabilities (before reinsurance)            3,764,203             100%
                                                                                                  ==================
Less reinsurance ceded                                                                (11,562)
                                                                             -------------------
Net annuity reserves and deposit fund liabilities                               $   3,752,641
                                                                             ===================

Interest changes may have temporary effects on the sale and profitability of annuity products offered by the Company. Although the rates offered by the Company are adjustable in the long-term, in the short-term they may be subject to contractual and competitive restrictions which may prevent timely adjustment. The Company's management constantly monitors interest rates with respect to a spectrum of duration and sells annuities that permit flexible responses to interest rate changes as part of the Company's management of interest spreads. However, adverse changes in investment yields on invested assets will affect the earnings on those products with a guaranteed return.

                        Integrity Life Insurance Company

10. SEPARATE ACCOUNTS

The Company's guaranteed separate accounts include indexed products (i.e. equity-indexed annuities) and non-indexed products and options (i.e. guaranteed rate options and systematic transfer options). The guaranteed rate options are sold as a fixed annuity product or as an investment option within the Company's variable annuity. These options carry a minimum interest guarantee based on the guarantee period selected by the policyholder. The fixed annuity products currently offered generally provide a death benefit equal to the account value, with one product offering an optional death benefit ranging from 25% to 40% of the gain in the contract. The fixed investment options currently offered within the Company's variable annuity products provide the death benefits listed below for variable annuities. The Company's equity-indexed annuities provide participation in the S&P 500 price index.

The Company's nonguaranteed separate accounts primarily include variable annuities. The net investment experience of variable annuities is credited directly to the policyholder and can be positive or negative. Variable annuities include minimum guaranteed death benefits that vary by product and include optional death benefits available on some products. The death benefits currently offered by the Company include the following: account value, return of premium paid, a death benefit that is adjusted after 7 years to the current account value, a death benefit that is adjusted periodically to the current account value and an additional death benefit ranging from 25% to 40% of the gain in the contract. Assets held in separate accounts are carried at estimated fair values.

                        Integrity Life Insurance Company

10. SEPARATE ACCOUNTS (CONTINUED)

Information regarding the separate accounts of the Company as of and for the year ended December 31, 2006, is as follows:

                                      SEPARATE ACCOUNTS WITH GUARANTEES
                             ----------------------------------------------------
                                                  NONINDEXED         NONINDEXED      NONGUARANTEED
                                               GUARANTEED LESS    GUARANTEED MORE       SEPARATE
                                  INDEXED     THAN / EQUAL TO 4%      THAN 4%           ACCOUNTS             TOTAL
                             ---------------------------------------------------------------------------------------
                                                                  (in thousands)
Premiums, deposits and other
   considerations               $        -    $      82,581       $     303,542     $      62,800     $     448,923
                             =======================================================================================

Reserves for separate
   accounts with assets at
   fair value                   $    4,437    $     543,901       $   1,066,305     $     900,213     $   2,514,856
                             =======================================================================================

Reserves for separate
  accounts by withdrawal
  characteristics:
    Subject to discretionary
     withdrawal (with
     adjustment):
         With market value
           adjustment           $        -    $     470,290       $   1,043,935     $           -     $   1,514,225
         At book value
           without market
           value adjustment
           and with current
           surrender charge
           of 5% or more                21           73,611              22,369                 -            96,001
         At fair value                   -                -                   -           900,213           900,213
         At book value
           without market
           value adjustment
           and with current
           surrender charge
           of less than 5%           4,354                -                   -                 -             4,354
                             ---------------------------------------------------------------------------------------
     Subtotal                        4,375          543,901           1,066,304           900,213         2,514,793
     Not subject to
       discretionary
       withdrawal                       63                -                   -                 -                63
                             ---------------------------------------------------------------------------------------
Total separate accounts         $    4,438    $     543,901       $   1,066,304     $     900,213     $   2,514,856
   liabilities
                             =======================================================================================

                        Integrity Life Insurance Company

10. SEPARATE ACCOUNTS (CONTINUED)

A reconciliation of the amounts transferred to and from the separate accounts for the year ended December 31, 2006, is presented below:

                                                                                                       2006
                                                                                                --------------------
                                                                                                  (in thousands)
Transfers as reported in the Summary of Operations of the Separate Accounts
 Statement:
     Transfers to separate accounts                                                                $     448,923
     Transfers from separate accounts                                                                   (368,905)
                                                                                                --------------------
Net transfers to separate accounts                                                                        80,018

Reconciling adjustments:
     Policy deductions and other expense reported elsewhere in the statement of operations               (15,348)
     Other changes in surplus in separate account statement                                               (9,396)
                                                                                                --------------------
Transfers as reported in the Summary of Operations of the Company                                  $      55,274
                                                                                                ====================

11. DIRECT PREMIUMS WRITTEN BY MANAGING GENERAL AGENTS/THIRD PARTY
ADMINISTRATORS

The Company issued business through the following managing general agents in 2006:

        NAME AND ADDRESS               EIN       EXCLUSIVE    TYPE OF BUSINESS       AUTHORITY             TOTAL
                                                  CONTRACT         WRITTEN            GRANTED        PREMIUMS WRITTEN
-----------------------------------------------------------------------------------------------------------------------
                                                                                                      (In thousands)
Ann Arbor Annuity Exchange
45 Research Drive
Ann Arbor, MI  48103               38-2929874        No        Fixed Annuities    Writing premium        $ 31,939
AXA Network LLC
4251 Crums Mill Road
Harrisburg, PA 17112               06-1555494        No        Fixed Annuities    Writing premium        $ 24,633
BISYS Insurance Services
4250 Crums Mill Road
Harrisburg, PA 17112               23-2232460        No        Fixed Annuities    Writing premium        $ 18,928
Insource Inc.
10401 N Meridian St
Suite 200
Indianapolis, IN 46290             35-1738936        No        Fixed Annuities    Writing premium        $ 21,025
Signature Financial Services
550 Pinetown Rd., Suite 208
Ft. Washington, PA 19034           23-2590623        No        Fixed Annuities    Writing premium        $ 28,134
Zenith Marketing Group
303 West Main Street
Suite 200
Freehold, NJ 07728                 22-3397490        No        Fixed Annuities    Writing premium        $ 18,700

                        Integrity Life Insurance Company

11. DIRECT PREMIUMS WRITTEN BY MANAGING GENERAL AGENTS/THIRD PARTY ADMINISTRATORS (CONTINUED)

The aggregate remaining premiums written by other managing general agents for 2006 were $197.4 million.

STATUTORY - BASIS FINANCIAL STATEMENTS

The Western and Southern Life Insurance Company
Years Ended December 31, 2006 and 2005

                The Western and Southern Life Insurance Company

                     Statutory - Basis Financial Statements

                     Years Ended December 31, 2006 and 2005

                                    CONTENTS

Report of Independent Registered Public Accounting Firm ...............  1

Financial Statements

Balance Sheets (Statutory-Basis) ......................................  2
Statements of Operations (Statutory-Basis) ............................  3
Statements of Changes in Capital and Surplus (Statutory-Basis) ........  4
Statements of Cash Flow (Statutory-Basis) .............................  5
Notes to Financial Statements (Statutory-Basis) .......................  6

            Report of Independent Registered Public Accounting Firm

The Board of Directors
The Western and Southern Life Insurance Company

We have audited the accompanying statutory-basis balance sheets of The Western and Southern Life Insurance Company (the Company) as of December 31, 2006 and 2005, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department, which practices differ from U.S. generally accepted accounting principles. The variances between such practices and U.S. generally accepted accounting principles and the effects on the accompanying financial statements are also described in Note 1.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of The Western and Southern Life Insurance Company at December 31, 2006 and 2005, or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Western and Southern Life Insurance Company at December 31, 2006 and 2005, and the results of its operations and its cash flow for the years then ended in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department

As discussed in Note 1 to the financial statements, in 2005 the Company adopted Statement of Statutory Accounting Principles No. 88, which changed its method of accounting for certain non-insurance subsidiaries, controlled, and affiliated entities.

                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
April 9, 2007

                 The Western and Southern Life Insurance Company

                        Balance Sheets (Statutory-Basis)

                                                                                           DECEMBER 31
                                                                                    2006                  2005
                                                                                ---------------------------------
                                                                                            (in thousands)
ADMITTED ASSETS

Cash and invested assets:
    Debt securities                                                             $ 3,340,616          $  2,998,184
    Preferred and common stocks                                                   2,574,789             2,157,755
    Investments in common stocks of subsidiaries                                  1,373,004             1,176,757
    Mortgage loans                                                                   56,300                76,891
    Policy loans                                                                    158,874               158,319
    Real estate:
       Properties held for the production of income                                  45,079                74,952
       Properties occupied by the Company                                            31,943                31,963
       Properties held for sale                                                       7,123                     -
    Cash, cash equivalents and short-term investments                               178,718               140,778
    Receivable for securities                                                         2,847                 3,184
    Other invested assets                                                           337,111               305,942
                                                                                ---------------------------------
    Total cash and invested assets                                                8,106,404             7,124,725

Investment income due and accrued                                                    57,605                51,988
Premiums deferred and uncollected                                                    60,599                61,778
Current federal income taxes recoverable                                             12,627                 5,936
Receivables from parent, subsidiaries and affiliates                                 12,618               224,531
Other admitted assets                                                                 6,494                 8,616
Separate account assets                                                             841,255               792,361
                                                                                ---------------------------------
Total admitted assets                                                           $ 9,097,602          $  8,269,935
                                                                                =================================

LIABILITIES AND CAPITAL AND SURPLUS

Liabilities:
    Policy and contract liabilities:
       Life and annuity reserves                                                $ 2,555,385          $  2,529,632
       Accident and health reserves                                                 256,046               238,917
       Liability for deposit-type contracts                                         245,568               248,512
       Policy and contract claims                                                    46,240                50,728
       Dividends payable to policyholders                                            40,463                39,408
       Premiums received in advance                                                   7,820                 7,290
       Amounts held in escrow and unallocated premiums                                    -                 1,765
                                                                                ---------------------------------
    Total policy and contract liabilities                                         3,151,522             3,116,252

    General expense due and accrued                                                 237,668               212,896
    Current federal income taxes payable                                             36,490                24,674
    Net deferred tax liability                                                      422,649               347,910
    Asset valuation reserve                                                         347,976               310,943
    Interest maintenance reserve                                                     51,886                67,156
    Other liabilities                                                               252,300                94,148
    Liability for postretirement benefits other than pensions                       215,640               201,166
    Borrowed money and interest                                                      25,204                31,903
    Separate account liabilities                                                    841,255               792,361
                                                                                ---------------------------------
    Total liabilities                                                             5,582,590             5,199,409

Capital and surplus:
    Common stock, $1 par value, authorized 1,000
       shares, issued and outstanding 1,000 shares                                    1,000                 1,000
    Paid-in surplus                                                                   5,000                 5,000
    Accumulated surplus                                                           3,509,012             3,064,526
                                                                                ---------------------------------
    Total capital and surplus                                                     3,515,012             3,070,526
                                                                                ---------------------------------
Total liabilities and capital and surplus                                       $ 9,097,602          $  8,269,935
                                                                                =================================
See accompanying notes.


                                                                               2

                 The Western and Southern Life Insurance Company

                   Statements of Operations (Statutory-Basis)



                                                                                           DECEMBER 31
                                                                                    2006                2005
                                                                                -------------------------------
                                                                                          (in thousands)

Premiums and other revenues:
   Premiums and annuity considerations                                          $   382,345          $  394,386
   Net investment income                                                            349,338             345,193
   Considerations for supplementary contracts with life contingencies                     8                  88
   Amortization of the interest maintenance reserve                                   8,777              10,431
   Reserve adjustments on reinsurance ceded                                           1,418               1,440
   Other revenues                                                                     1,191                 385
                                                                                -------------------------------
Total premiums and other revenues                                                   743,077             751,923

Benefits paid or provided:
   Death benefits                                                                   200,578             201,918
   Annuity benefits                                                                  94,974              96,060
   Disability and accident and health benefits                                       26,194              28,799
   Surrender benefits                                                               184,645             148,546
   Payments on supplementary contracts                                                  129                 133
   Other benefits                                                                    16,939              23,850
   Increase (decrease) in policy reserves and other policyholders' funds             42,881              35,382
                                                                                -------------------------------
Total benefits paid or provided                                                     566,340             534,688

Insurance expenses and other deductions:
   Commissions                                                                       46,821              48,857
   Commissions and expenses on reinsurance assumed                                   25,389              27,677
   General expenses                                                                 158,221             144,296
   Net transfers to (from) separate account                                         (39,254)            (37,728)
   Reserve adjustments on reinsurance assumed                                      (203,810)           (168,448)
   Other deductions                                                                  33,751               1,851
                                                                                -------------------------------
Total insurance expenses and other deductions                                        21,118              16,505
                                                                                -------------------------------

Gain (loss) from operations before dividends to policyholders, federal
   income tax expense, and net realized capital gains (losses)                      155,619             200,730
Dividends to policyholders                                                           58,403              56,605
                                                                                -------------------------------
Gain (loss) from operations before federal income tax expense
   and net realized capital gains (losses)                                           97,216             144,125
Federal income tax expense (benefit), excluding tax
   on capital gains                                                                  32,278              19,262
                                                                                -------------------------------
Gain (loss) from operations before net realized capital
   gains (losses)                                                                    64,938             124,863
Net realized capital gains or (losses) (excluding gains (losses) transferred to
   IMR and capital gains tax)                                                        89,110              19,145
                                                                                -------------------------------
Net income (loss)                                                               $   154,048          $  144,008
                                                                                ===============================


See accompanying notes.

                 The Western and Southern Life Insurance Company

         Statements of Changes in Capital and Surplus (Statutory-Basis)

                     Years Ended December 31, 2006 and 2005


                                                                                       ACCUMULATED              TOTAL CAPITAL
                                                 COMMON STOCK    PAID-IN SURPLUS         SURPLUS                 AND SURPLUS
                                                 -----------------------------------------------------------------------------------
                                                                                 (in thousands)

Balance, January 1, 2005                         $       1,000      $      5,000     $   2,918,503            $   2,924,503
Net income                                                   -                 -           144,008                  144,008
Change in net deferred income tax asset                      -                 -           (10,636)                 (10,636)
Net change in unrealized gains on investments
      (net of deferred taxes of $22,239)                     -                 -               725                      725
Net change in nonadmitted
      assets                                                 -                 -            (9,144)                  (9,144)
Change in asset valuation reserve                            -                 -             9,830                    9,830
Cumulative effect of change in accounting
      principle                                              -                 -             9,660                    9,660
Other changes, net                                           -                 -             1,580                    1,580
                                                 -----------------------------------------------------------------------------------
Balance, December 31, 2005                               1,000             5,000         3,064,526                3,070,526

Net income                                                   -                 -           154,048                  154,048
Change in net deferred income tax asset                      -                 -            14,558                   14,558
Net change in unrealized gains on investments
      (net of deferred taxes of $89,296)                     -                 -           341,062                  341,062
Net change in nonadmitted assets
      and related items                                      -                 -           (15,422)                 (15,422)
Change in asset valuation reserve                            -                 -           (37,033)                 (37,033)
Dividends to stockholders                                    -                 -           (14,375)                 (14,375)
Other changes, net                                           -                 -             1,648                    1,648
                                                 -----------------------------------------------------------------------------------
Balance, December 31, 2006                       $       1,000      $      5,000     $   3,509,012            $   3,515,012
                                                 ===================================================================================


See accompanying notes.

                 The Western and Southern Life Insurance Company

                    Statements of Cash Flow (Statutory-Basis)


                                                                                             DECEMBER 31
                                                                                    2006                    2005
                                                                                -------------------------------------
                                                                                            (in thousands)

CASH FROM OPERATIONS:
   Premiums collected net of reinsurance                                        $   381,876          $        396,553
   Net investment income received                                                   347,345                   396,914
   Benefits paid                                                                   (480,249)                 (510,409)
   Net transfers from (to) separate accounts                                         39,254                    37,728
   Commissions and expense paid                                                     (83,838)                 (103,148)
   Dividends paid to policyholders                                                  (57,347)                  (56,896)
   Federal income taxes recovered (paid)                                            (59,876)                  (51,819)
                                                                                -------------------------------------
   Net cash from operations                                                          87,165                   108,923

CASH FROM INVESTMENTS:
   Proceeds from investments sold, matured or repaid:
      Debt securities                                                             2,928,114                 1,402,305
      Stocks                                                                        660,888                   325,561
      Mortgage loans                                                                 20,592                    59,850
      Real estate                                                                    94,903                         -
      Other invested assets                                                          92,983                    92,737
      Net gains (losses) on cash, cash equivalents and short-term investments            24                         -
      Miscellaneous proceeds                                                            163                     1,543
                                                                                -------------------------------------
   Net proceeds from investments sold, matured or repaid                          3,797,667                 1,881,996

   Cost of investments acquired:
      Debt securities                                                            (3,288,681)               (1,652,288)
      Stocks                                                                       (768,097)                 (366,169)
      Mortgage loans                                                                      -                    (3,366)
      Real estate                                                                   (25,261)                   (2,549)
      Other invested assets                                                        (100,519)                  (58,848)
      Miscellaneous applications                                                     (2,651)                  (16,925)
                                                                                -------------------------------------
   Total cost of investments acquired                                            (4,185,209)               (2,100,145)

   Net change in policy and other loans                                                (555)                      (25)
                                                                                -------------------------------------
   Net cash from (for) investments                                                 (388,097)                 (218,174)
CASH FROM FINANCING AND MISCELLANEOUS SOURCES:
   Borrowed money                                                                    (6,699)                   31,903
   Net deposits on deposit-type contract funds and other insurance liabilities       (2,944)                 (112,642)
   Other cash provided (applied)                                                    348,515                    32,929
                                                                                -------------------------------------
   Net cash from (for) financing and miscellaneous sources                          338,872                   (47,810)
                                                                                -------------------------------------

   Net change in cash, cash equivalents and short-term investments                   37,940                  (157,061)
   Cash, cash equivalents and short-term investments:
      Beginning of year                                                             140,778                   297,839
                                                                                -------------------------------------
      End of year                                                               $   178,718          $        140,778
                                                                                =====================================



   See accompanying notes.

                The Western and Southern Life Insurance Company

                Notes to Financial Statements (Statutory-Basis)

                               December 31, 2006

1.   NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The Western and Southern Life Insurance Company (the Company) is a home service insurance company that offers individual traditional and whole life insurance policies. The Company is licensed in 43 states and the District of Columbia. Approximately 69% of the gross premiums and annuity considerations for the Company were derived from Ohio, Indiana, North Carolina, Illinois, Florida and Pennsylvania. The Company is domiciled in Ohio. The Company is an indirect wholly-owned subsidiary of Western & Southern Mutual Holding Company (Mutual Holding), a mutual holding company formed pursuant to the insurance regulations of the state of Ohio. Ohio law requires Mutual Holding to hold at least a majority voting interest in the Company. Currently, Mutual Holding indirectly holds 100% of the voting interest through Western & Southern Financial Group, its wholly owned subsidiary. The Company wholly owns the following insurance entities: Western-Southern Life Assurance Company, Columbus Life Insurance Company and Integrity Life Insurance Company. Integrity Life Insurance Company wholly owns National Integrity Life Insurance Company.

The Company has established and operates a closed block for the benefit of holders of most participating individual ordinary and weekly industrial life insurance policies issued on or before the formation of Mutual Holding in 2000 (the Closed Block). Assets have been allocated to the Closed Block in an amount that is expected to produce cash flows which, together with anticipated revenue from the policies included in the Closed Block, are reasonably expected to be sufficient to support the Closed Block policies, the continuation of policyholder dividends, in aggregate, in accordance with the 2000 dividend scale if the experience underlying such scale continues, and for appropriate adjustments in the dividend scale if the experience changes. Invested assets allocated to the Closed Block consist primarily of high quality debt securities, mortgage loans, policy loans and short-term investments. Invested assets of $2,522.0 million and $2,527.5 million were allocated to the Closed Block as of December 31, 2006 and 2005, respectively. The assets allocated to the Closed Block inure solely for the benefit of the Closed Block policyholders and will not revert to the benefit of the Company. The purpose of the Closed Block is to protect the policy dividend expectations of these policies after the formation of Mutual Holding. The Closed Block will continue in effect until the last policy in the Closed Block is no longer in force.

In June 2004, the Company announced that its parent, Mutual Holding, agreed to form a strategic alliance with Lafayette Life Mutual Insurance Holding Company, Inc. (Lafayette). The boards of directors of Mutual Holding and Lafayette approved an agreement for a mutual merger between the two enterprises. As a result of the merger, the subsidiaries of Lafayette, including Lafayette Life Insurance Company (Lafayette Life) became members of Mutual Holding effective June 15, 2005. This transaction will not affect premiums or change policy benefits, guaranteed values or other policy obligations for the Company's policyholders.

                The Western and Southern Life Insurance Company

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department (the Department). These practices differ in some respects from accounting principles generally accepted in the United States (GAAP). The more significant differences are:

INVESTMENTS

Investments in debt securities and mandatory redeemable preferred stocks are reported at amortized cost or fair value based on the National Association of Insurance Commissioners' (NAIC) rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity fixed investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income for those designated as available-for-sale.

All single class and multi-class mortgage-backed/asset-backed securities (e.g., CMOs) are adjusted for the effects of changes in prepayment assumptions on the related accretion of discount or amortization of premium of such securities using the retrospective method. If it is determined that a decline in fair value is other than temporary, the cost basis of the security is written down to the undiscounted estimated future cash flows. For GAAP purposes, all securities, purchased or retained, that represent beneficial interests in securitized assets (e.g., CMO, CBO, CDO, CLO, MBS and ABS securities), other than high credit quality securities, are adjusted using the prospective method when there is a change in estimated future cash flows. If it is determined that a decline in fair value is other than temporary, the cost basis of the security is written down to the discounted fair value. If high credit quality securities are adjusted, the retrospective method is used.

                The Western and Southern Life Insurance Company

The Company monitors investments to determine if there has been an other-than-temporary decline in fair market value. Factors management considers for each identified security include the following:

     - the length of time and the extent to which the fair value is below the book/adjusted carry value;

     - the financial condition and near term prospects of the issuer, including specific events that may affect its operations;

     - the Company's intent and ability to hold the security long enough for it to recover its value to book/adjusted carry value.


If the decline is judged to be other-than-temporary, an impairment charge is recorded as a net realized capital loss in the period the determination is made.

Investments in real estate are reported net of required obligations rather than on a gross basis as for GAAP. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses include rent for the Company's occupancy of those properties.

Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, principally debt securities and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual security sold in 5-year bands. The net deferral is reported as the interest maintenance reserve
(IMR) in the accompanying balance sheets. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statement of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold.

The "asset valuation reserve" (AVR) provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in capital and surplus. AVR is not recognized for GAAP.

SUBSIDIARIES

The accounts and operations of the Company's subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP.

POLICY ACQUISITION COSTS

The costs of acquiring and renewing business are expensed when incurred. Under GAAP, policy acquisition costs, related to traditional life insurance and certain long-duration accident and health insurance, to the extent recoverable from future policy revenues, would be deferred and

                The Western and Southern Life Insurance Company amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves; for universal life insurance and investment products, to the extent recoverable from future gross profits, deferred policy acquisition costs are amortized generally in proportion to the present value of expected gross profits from surrender charges and investments, mortality, and expense margins.

NONADMITTED ASSETS

Certain assets designated as "nonadmitted," (principally the prepaid pension asset and electronic data processing equipment, software, and furniture and other equipment) and other assets not specifically identified as an admitted asset within the NAIC's Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets and are charged directly to accumulated surplus. Under GAAP, such assets are included in the balance sheets.

PREMIUMS AND BENEFITS

Revenues for universal life and annuity policies with mortality or morbidity risk, except for guaranteed interest and group annuity contracts, consist of the entire premium received, and benefits incurred represent the total of death benefits paid and the change in policy reserves. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting, and credited directly to an appropriate policy reserve account, without recognizing premium income. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

BENEFIT RESERVES

Certain policy reserves are calculated using statutorily prescribed interest and mortality assumptions rather than on estimated expected experience or actual account balances as would be required under GAAP.

REINSURANCE

A liability for reinsurance balances is required to be provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to those amounts are credited or charged directly to capital and surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

                The Western and Southern Life Insurance Company

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with policy acquisition costs as required under GAAP.

EMPLOYEE BENEFITS

For purposes of calculating the Company's pension and postretirement benefit obligations, only vested participants and current retirees are included in the valuation. Under GAAP, active participants not currently eligible also would be included.

DEFERRED INCOME TAXES

Deferred tax assets are limited to 1) the amount of federal income taxes paid in prior years that can be recovered through loss carrybacks for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross deferred tax assets expected to be realized within one year of the balance sheet date or 10% of capital and surplus excluding any net deferred tax assets, electronic data processing equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are nonadmitted. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

POLICYHOLDER DIVIDENDS

Policyholder dividends are recognized when declared rather than over the term of the related policies.

STATEMENTS OF CASH FLOW

Cash, cash equivalents and short-term investments in the statements of cash flow represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding captions of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

                The Western and Southern Life Insurance Company

A reconciliation of capital and surplus and net income of the Company as determined in accordance with statutory accounting practices to amounts determined in accordance with GAAP as of December 31 and for the year then ended is as follows:

                                                                 2006                          2005
                                                         -----------------------------------------------------
                                                                           (in thousands)
Capital and surplus as reported in the accompanying
 statutory-basis financial statements                    $        3,515,012      $          3,070,526
Deferred policy acquisition costs                                   231,547                   228,328
Policy reserves                                                      85,666                    83,059
Asset valuation and interest maintenance reserves                   399,862                   378,099
Employee benefit income                                             419,527                   437,564
Income taxes                                                       (295,768)                 (290,859)
Net unrealized gain on available-for-sale securities                 98,676                   145,693
Subsidiary equity                                                   520,406                   608,372
Policyholder dividend obligation                                   (171,636)                 (202,855)
Subsidiary reinsurance recoverable                                  188,528                   192,533
Other, net                                                           34,042                    17,065
                                                         -----------------------------------------------------
Stockholder's equity, GAAP basis                         $        5,025,862      $          4,667,525
                                                         =====================================================

                                                                 2006                          2005
                                                         -----------------------------------------------------
                                                                           (in thousands)
Net income as reported in the accompanying
 statutory-basis financial statements                      $        154,048      $            144,008
Deferred policy acquisition costs                                     1,611                     7,225
Policy reserves                                                         526                    (7,746)
Employee benefit income                                                 921                     1,586
Income taxes                                                         (5,962)                  (40,455)
Interest maintenance reserve                                        (15,270)                   (3,564)
SAP vs. GAAP subsidiary income                                      142,689                   113,556
Private equity adjustments                                           (3,228)                   23,701
Other, net                                                            3,814                    11,486
                                                         -----------------------------------------------------
Net income, GAAP basis                                      $       279,149      $            249,797
                                                         =====================================================


                The Western and Southern Life Insurance Company

Other significant statutory accounting practices are as follows:

INVESTMENTS

Debt securities, preferred stocks, common stocks, and short-term investments are stated at values prescribed by the NAIC, as follows:

     Debt securities not backed by other loans are principally stated at amortized cost using the interest method.

     Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except principal-only and interest-only securities, which are valued using the prospective method.

     Non-affiliated common stocks are reported at fair value as determined by the Securities Valuation Office (SVO) of the NAIC and the related unrealized capital gains and losses are reported in capital and surplus along with any adjustment for federal income taxes.

     Redeemable preferred stocks that have characteristics of debt securities and are rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost or fair value. Nonredeemable preferred stocks are reported at fair value or lower of cost or fair value as determined by the SVO and the related unrealized capital gains and losses are reported in capital and surplus along with any adjustment for federal income taxes.

     There are no restrictions on non-affiliated common or preferred stocks.

     Short-term investments include investments with remaining maturities of one year or less at the date of acquisition and are principally stated at amortized cost, which approximates fair value.

     Cash equivalents are short-term highly liquid investments with original maturities of three months or less and are principally stated at amortized cost, which approximates fair value.

The Company's insurance subsidiaries are reported at their underlying statutory equity. The Company's noninsurance subsidiaries are reported based on underlying audited GAAP equity. The net change in the subsidiaries' equity is included in capital and surplus.

                The Western and Southern Life Insurance Company

Joint ventures, partnerships, and limited liability companies are carried at the Company's interest in the underlying audited GAAP equity of the investee. Undistributed earnings allocated to the Company are reported in the change in net unrealized capital gains or losses. Distributions from earnings of the investees are reported as net investment income when received.

Mortgage loans are reported at unpaid principal balances, less an allowance for impairment. A mortgage loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines foreclosure is probable, the impairment is other than temporary; the mortgage loan is written down to realized value and a realized loss is recognized.

Policy loans are reported at unpaid principal balances.

Real estate occupied by the Company and real estate held for the production of income are reported at depreciated cost net of related obligations. Real estate that the Company has the intent to sell is reported at the lower of depreciated cost or fair value, net of related obligations. Depreciation is computed by the straight-line method over the estimated useful life of the properties.

Property acquired in the satisfaction of debt is recorded at the lower of cost less accumulated depreciation or fair market value.

Realized capital gains and losses are determined using the specific identification method.

Changes in admitted asset carrying amounts of debt securities, non-redeemable preferred stocks, non-affiliated common stocks and mortgage loans are credited or charged directly to capital and surplus.

PREMIUMS

Life and accident and health premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

                The Western and Southern Life Insurance Company

POLICY RESERVES

Life, annuity and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Ohio Department of Insurance. The Company waives deduction of deferred fractional premiums on the death of life and annuity policy insureds and does return any premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves. Policies issued subject to multiple table substandard extra premiums are valued on the standard reserve basis which recognizes the non-level incidence of the excess mortality costs. Additional reserves are established when the results of cash flow testing under various interest rate scenarios indicate the need for such reserves, or the net premiums exceed the gross premiums on any insurance in-force.

Policy reserves for life insurance and supplemental benefits are computed principally on the net level premium method, with new policy issues beginning in 1989 computed on the Commissioner's Reserve Valuation Method. The following mortality tables and interest rates are used:

                                                                 PERCENTAGE OF RESERVES
                                                                 ----------------------
                                                                    2006          2005
                                                                 ----------------------
Life insurance:
  1941   Commissioners Standard Ordinary, 2-1/4% -- 3-1/2%           12%          13%
  1941   Standard Industrial, 2-1/2% -- 3-1/2%                       16           17
  1958   Commissioners Standard Ordinary, 2-1/2% -- 6%               30           31
  1980   Commissioners Standard Ordinary, 4% -- 5-1/2%               32           29
  Other, 2% -- 6%                                                     6            6
                                                                 ----------------------
                                                                     96           96
Other benefits (including annuities):
  Various, 2-1/2% -- 8-1/4%                                           4            4
                                                                 ----------------------
                                                                    100%         100%
                                                                 ======================


The mean reserve method is used to adjust the calculated terminal reserve to the appropriate reserve at December 31. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, in addition, one-half of the extra premium charge for the year. Policies issued after July 1st for substandard lives, are charged an extra premium plus the regular premium for the true age. Mean reserves are based on appropriate multiples of standard rates of mortality. An asset is recorded for deferred premiums net of loading to adjust the reserve for modal premium payments.

                The Western and Southern Life Insurance Company

For substandard table ratings, mean reserves are based on 125% to 500% of standard mortality rates. For flat extra ratings, mean reserves are based on the standard or substandard mortality rates increased by one to twenty-five deaths per thousand.

As of December 31, 2006 and 2005, reserves of $58.8 million and $66.6 million, respectively, were recorded on inforce amounts of $2,262.6 million and $2,459.3 million, respectively, for which gross premiums are less than the net premiums according to the standard of valuation required by the State of Ohio Insurance Department. The Company anticipates investment income as a factor in the premium deficiency calculation.

Tabular interest, tabular less actual reserves released, and tabular cost have been determined by formula. Tabular interest on funds not involving life contingencies is calculated as one-hundredth of the product of such valuation rate of interest times the mean of the amount of funds subject to such valuation rate of interest held at the beginning and end of the year of valuation.

The establishment of appropriate reserves is an inherently uncertain process, and there can be no assurance that the ultimate liability will not exceed the Company's policy reserves and have an adverse effect on the Company's results of operations and financial condition. Due to the inherent uncertainty of estimating reserves, it has been necessary, and may over time continue to be necessary, to revise estimated future liabilities as reflected in the Company's policy reserves.

The Company waives deduction of deferred fractional premiums on the death of life and annuity policy insureds and returns any premium beyond the date of death.

POLICYHOLDERS' DIVIDENDS

The amount of policyholders' dividends to be paid (including those on policies included in the Closed Block) is determined annually by the Company's Board of Directors. The aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

POLICY AND CONTRACT CLAIMS

Policy and contract claims in process of settlement represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2006 and 2005. The reserves for unpaid claims are estimated using individual case-basis valuations and statistical analysis. These estimates are subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in such estimates, management believes that the reserves for claims are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

                The Western and Southern Life Insurance Company

REINSURANCE

Reinsurance premiums and benefits paid or provided are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

BORROWED MONEY

The Company has entered into several dollar-roll reverse repurchase agreements. For repurchase agreements, the Company is required to maintain a minimum of 102% of the fair value of securities sold under the agreements as collateral. The transactions were reflected as financing transactions requiring the asset sold and the liability for the repurchase to remain on the Company's financial statements. There were $25.2 million and $31.9 million of mortgage-backed securities that were subject to the agreements at December 31, 2006 and 2005, respectively.

SECURITIES LENDING

The Company loaned $329.1 million and $205.9 million of various U.S. Treasury and corporate debt securities and common stocks as part of a securities lending program administered by the Bank of New York as of December 31, 2006 and 2005, respectively. The Company requires collateral in the amount of 102% of fair value of the applicable securities loaned. The Company monitors the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and requests additional collateral as necessary. The Company maintains effective control over all loaned securities, and, therefore, continues to report such securities as invested assets in the balance sheets. Unrestricted collateral is reflected in the asset section of the balance sheet with an offsetting liability recognized in other liabilities for the obligation to return the unrestricted collateral. Restricted collateral is not reflected on the balance sheets as an asset or a liability. The Company had $324.9 million and $173.0 million of unrestricted collateral and $12.6 million and $38.2 million of restricted collateral held in the Bank of New York Cash Reserves as of December 31, 2006 and 2005, respectively.

SEPARATE ACCOUNT

The Company maintains a separate account, which holds all of the Company's pension plan assets. The assets of the separate account consist primarily of marketable securities, which are recorded at market value.

The activity within the separate account, including realized and unrealized gains or losses on its investments, has no effect on net income or capital and surplus of the Company. The Company's

                The Western and Southern Life Insurance Company statements of operations reflect annuity payments to pension plan participants and other expenses of the separate account, as well as the reimbursement of such expenses from the separate account.

FEDERAL INCOME TAXES

The Company files a consolidated income tax return with its eligible subsidiaries. The provision for federal income taxes is allocated to the individual companies using a separate return method based upon a written tax sharing agreement. Under the agreement, the benefits from losses of subsidiaries are retained by the subsidiary companies. The Company pays all federal income taxes due for all members of the group. The Company then immediately charges or reimburses, as the case may be, the members of the group an amount consistent with the method described in the tax sharing agreement.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company accounts for its postretirement benefits other than pensions on an accrual basis. The postretirement benefit obligation for current retirees and fully eligible employees is measured by estimating the actuarial present value of benefits expected to be received at retirement using explicit assumptions.

Actuarial and investment gains and losses arising from differences between assumptions and actual experience upon subsequent remeasurement of the obligation may be recognized as a component of the net periodic benefit cost in the current period or amortized. The net gain or loss will be included as a component of net postretirement benefit cost for a year if, as of the beginning of the year, the unrecognized net gain or loss exceeds ten percent of the postretirement benefit obligation. That gain or loss, if not recognized immediately, will be amortized over the average life expectancy of the employer's fully vested and retiree group.

ACCOUNTING CHANGE

As of January 1, 2005, the Company adopted Statement of Statutory Accounting Principles (SSAP) No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46 (SSAP 88). SSAP 88 replaces SSAP No. 46, Investments in Subsidiary, Controlled, and Affiliated Entities, and establishes guidance on how to value non-insurance subsidiaries, controlled and affiliated entities (SCA's). This statement requires SCA's involved in specified activities where 20% or more of the SCA's revenue is generated from the reporting entity and its affiliates to be recorded based on the GAAP equity reported in the SCA's audited GAAP financial statements adjusted for specified GAAP to SAP differences. Investments in SCA's that do not meet the specified criteria are recorded based on the audited GAAP equity of the SCA. Upon adoption of SSAP 88, the Company recorded an increase to surplus of $9.7 million.

                The Western and Southern Life Insurance Company

RECLASSIFICATIONS

Certain 2005 amounts in the Company's statutory-basis financial statements have been reclassified to conform to the 2006 financial statement presentation.

                The Western and Southern Life Insurance Company

2.   INVESTMENTS

Fair values for debt securities are based on quoted market prices, where available. For debt securities not actively traded, fair values are estimated using values obtained from independent pricing services, or, in the case of private placements, are estimated by discounting the expected future cash flows using current market rates applicable to the coupon rate, credit and maturity of the investments. The fair values for equity securities that are not actively traded are estimated based on fair values of issues of comparable yield and quality.

The book/adjusted carrying value and fair value of the Company's investments in debt securities are summarized as follows:

                                                      BOOK/
                                                    ADJUSTED                  GROSS                  GROSS
                                                    CARRYING               UNREALIZED             UNREALIZED
                                                      VALUE                   GAINS                 LOSSES               FAIR VALUE
                                                    -------------------------------------------------------------------------------
                                                                                     (in thousands)
At December 31, 2006:
  U.S. Treasury securities and
    obligations of U.S. government
    corporation and agencies                      $   209,019      $            2,495       $           (858)     $         210,656
  Debt securities issued by states of the
    U.S. and political subdivisions of the
    states                                             89,107                      23                   (388)                88,742
  Corporate securities/asset-backed
    securities                                      2,365,783                 125,538                (23,107)             2,468,214
  Mortgage-backed securities                          676,707                   6,076                 (6,293)               676,490
                                                  ----------------------------------------------------------------------------------
Total                                             $ 3,340,616      $          134,132       $        (30,646)     $       3,444,102
                                                  ==================================================================================
At December 31, 2005:
  U.S. Treasury securities and
    obligations of U.S. government
    corporation and agencies                      $     225,103    $            4,848       $           (786)     $         229,165
  Debt securities issued by states of the
    U.S. and political subdivisions of the
    states                                              113,925                   266                   (152)               114,039
  Corporate securities/asset-backed
    securities                                        2,082,301               161,527                (17,650)             2,226,178
  Mortgage-backed securities                            576,855                 8,434                 (6,526)               578,763
                                                  ----------------------------------------------------------------------------------
Total                                             $  2,998,184     $          175,075       $        (25,114)      $      3,148,145
                                                  ==================================================================================


                The Western and Southern Life Insurance Company

During 2006, the NAIC held discussions regarding the appropriate classification of certain securities on an insurer's balance sheet. These discussions were primarily focused on determining the appropriate charge for these securities in the Risk-Based Capital and Asset Valuation Reserve calculations. As a result of these discussions, the NAIC required that various securities be reclassified from debt securities to preferred stocks in the balance sheet. During 2006, the Company reclassified 2 securities held at December 31, 2005 with a book value of $11.3 million and a fair value of $11.1 million. The December 31, 2005 balances in these financial statements have not been adjusted to reflect the security reclassifications.

At December 31, 2006 and 2005, the Company held unrated or less-than-investment grade corporate debt securities with a book value of $132.7 million and $158.1 million, respectively, and an aggregate fair value of $147.9 million and $171.4 million, respectively. Such holdings amounted to 3.98% and 5.3%, respectively, of the Company's investments in debt securities and 1.46% and 1.9%, respectively, of the Company's total admitted assets as of December 31, 2006 and 2005. The Company performs periodic evaluations of the relative credit standing of the issuers of these debt securities. The Company considers these evaluations in its overall investment strategy.

The following table shows gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

                                          UNREALIZED LOSSES LESS THAN                          UNREALIZED LOSSES GREATER
                                               OR EQUAL TO 12 MONTHS                                THAN 12 MONTHS
                                          ------------------------------------------------------------------------------------------

                                               UNREALIZED                                   UNREALIZED
                                                  LOSSES             FAIR VALUE               LOSSES                FAIR VALUE
                                          ------------------------------------------------------------------------------------------
At December 31, 2006:                                                         (in thousands)

  U.S. Treasury securities and
     obligations of U.S.
     government corporations
     and agencies                         $         (776)    $          118,683      $             (82)      $          2,920
  Debt securities issued by
     states of the U.S. and
     political subdivisions of the
     states                                           (63)                7,987                   (325)                  8,250
  Corporate securities/asset-
     backed securities                            (11,278)              506,552                (11,829)                266,218
  Mortgage-backed securities                       (2,634)              282,494                 (3,659)                138,551
                                          ------------------------------------------------------------------------------------------
Total                                     $       (14,751)     $        915,716      $         (15,895)      $         415,939
                                          ==========================================================================================
Preferred stocks                          $        (1,024)     $         50,401      $            (665)      $          13,869
                                          ==========================================================================================
Common stocks, unaffiliated               $        (8,452)     $         86,747      $               -       $               -
                                          ==========================================================================================


                The Western and Southern Life Insurance Company

                                                UNREALIZED LOSSES LESS THAN            UNREALIZED LOSSES GREATER
                                                  OR EQUAL TO 12 MONTHS                      THAN 12 MONTHS
                                               ---------------------------------------------------------------------------
                                               UNREALIZED                               UNREALIZED
                                                  LOSSES         FAIR VALUE             LOSSES             FAIR VALUE
                                               ---------------------------------------------------------------------------
At December 31, 2005:                                                       (in thousands)
  U.S. Treasury securities and
     obligation of U.S.
     government corporations and
     agencies                                  $     (466)    $      63,689         $         (319)      $      5,245
  Debt securities issued by states
     of the U.S. and political
     subdivisions of the states                      (152)            8,423                      -                  -
  Corporate securities/asset-
     backed securities                            (15,832)          627,210                 (1,819)            32,293
  Mortgage-backed securities                       (5,574)          288,056                   (953)            21,484
                                               ---------------------------------------------------------------------------
Total                                          $  (22,024)    $     987,378         $       (3,091)      $     59,022
                                               ===========================================================================
Preferred stocks                               $     (334)    $      13,488         $            -       $          -
                                               ===========================================================================
Common stocks, unaffiliated                    $  (19,144)    $     192,524         $            -       $          -
                                               ===========================================================================


Investments that are impaired at December 31, 2006 and 2005, for which an other-than temporary impairment has not been recognized, consist mainly of corporate debt securities and asset-backed securities. The impairment of these securities have been deemed as temporary due to the assigned rating and the typical fluctuations of these particular securities in the marketplace. The aggregated unrealized loss is approximately 2.69% and 4.13% of the amortized cost of these securities at December 31, 2006 and 2005, respectively. At December 31, 2006, there were a total of 346 securities held that are considered temporarily impaired, 100 of which have been impaired for 12 months or longer. At December 31, 2005 there were a total of 309 securities held that are considered temporarily impaired, 18 of which have been impaired for 12 months or longer.

                The Western and Southern Life Insurance Company

A summary of the cost or amortized cost and fair value of the Company's debt securities at December 31, 2006, by contractual maturity, is as follows:

                                            COST OR
                                          AMORTIZED
                                              COST        FAIR VALUE
                                 ---------------------------------------
                                              (in thousands)
Years to maturity:
 One or less                     $          91,910      $     92,004
 After one through five                    305,148           315,376
 After five through ten                    617,893           618,037
 After ten                               1,648,958         1,742,195
 Mortgage-backed securities                676,707           676,490
                                 ---------------------------------------
Total                            $       3,340,616      $ 3,444,102
                                 =======================================

The expected maturities in the foregoing table may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties and because asset-backed and mortgage-backed securities (including floating-rate securities) provide for periodic payments throughout their lives.

Proceeds from sales of investments in debt securities during 2006 and 2005 were $2,477.8 million and $968.6 million; gross gains of $20.9 million and $22.7 million and gross losses of $20.2 million and $12.0 million were realized on these sales in 2006 and 2005, respectively.

Realized capital gains (losses) are reported net of federal income taxes and amounts transferred to the IMR as follows for the year ended December 31:

                                                                 2006                 2005
                                                         ----------------------------------------
                                                                        (in thousands)
Realized capital gains (losses)                          $         115,425       $         35,773
  Less amount transferred to IMR (net of related taxes
  of $3,496 in 2006 and $6,867 in 2005)                             (6,493)                 6,867
  Less federal income tax expense (benefit) of realized
  capital gains                                                     32,808                  9,761
                                                         ----------------------------------------
Net realized capital gains (losses)                      $          89,110       $         19,145
                                                         ========================================


                The Western and Southern Life Insurance Company

Unrealized gains and losses on investments in common stocks and non-affiliated common stock of subsidiaries are reported directly in capital and surplus and do not affect net income. The unrealized gains and unrealized losses on, and the cost and fair value of those investments are as follows:

                                                          GROSS               GROSS
                                                        UNREALIZED          UNREALIZED
                                       COST               GAINS               LOSSES              FAIR VALUE
                                 -------------------------------------------------------------------------------
                                                                 (in thousands)
At December 31, 2006:
  Preferred stocks               $      165,692       $       2,748       $     (1,690)       $     166,750

  Common stocks, unaffiliated    $      870,471       $   1,547,079       $     (8,453)           2,409,097
  Common stocks of subsidiaries
    and affiliates                      952,078             495,784            (74,858)           1,373,004
                                 -------------------------------------------------------------------------------
                                 $    1,822,549       $   2,042,863       $    (83,311)       $   3,782,101
                                 ===============================================================================

At December 31, 2005:
  Preferred stocks               $      112,694       $         413       $       (333)       $     112,774

  Common stocks, unaffiliated    $      739,358       $   1,324,847       $    (19,144)       $   2,045,061
  Common stocks of subsidiaries
    and affiliates                      940,038             329,843            (93,124)           1,176,757
                                 -------------------------------------------------------------------------------
                                 $    1,679,396       $   1,654,690       $   (112,268)       $   3,221,818
                                 ===============================================================================


Proceeds from the sales of investments in equity securities during 2006 and 2005 were $550.3 million and $224.1 million; gross gains of $81.7 million and $34.9 million and gross losses of $18.4 million and $12.2 million were realized on these sales in 2006 and 2005, respectively.

                The Western and Southern Life Insurance Company

Net investment income consisted of the following for the years ended December
31:

                                                        2006           2005
                                                     ---------------------------
                                                             (in thousands)
 Debt securities                                     $  180,924      $   170,251
 Equity securities                                       74,363           88,149
 Mortgage loans                                           6,012           10,030
 Real estate                                             22,848           27,374
 Policy loans                                            10,168            9,995
 Cash, cash equivalents and short-term investments       11,182           15,898
 Other invested assets                                   48,521           50,473
 Other                                                   21,836              760
                                                     ---------------------------
Gross investment income                                 375,854          372,930
Investment expenses                                      26,516           27,737
                                                     ---------------------------
Net investment income                                $  349,338      $   345,193
                                                     ===========================

The Company's investments in mortgage loans principally involve commercial real estate. At December 31, 2006, 44.0% of such mortgages ($24.8 million) involved properties located in Ohio and Florida. Such investments consist of first mortgage liens on completed income producing properties. The aggregate mortgage outstanding to any one borrower does not exceed $14.9 million. During 2006, no new mortgage loans were issued. At the issuance of a loan, the percentage of any one loan to value of security, exclusive of insured, guaranteed or purchase money mortgage does not exceed 80%.

At December 31, 2006, the Company's investments in mortgage loans were not subject to prior liens. All properties covered by mortgage loans have fire insurance at least equal to the excessof the loan over the maximum loan that would be allowed on the land without the building. During 2006, the Company did not reduce interest rates on any outstanding mortgages.

Proceeds from the sales of real estate during 2006 were $94.9 million; gross gains of $50.4 million were realized on those sales. No gross losses where realized on the sales of real estate in 2006. There were no directly owned properties sold in 2005.

3.   FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the fair value of financial instruments in the accompanying financial statements and notes thereto.

Fair values for cash, cash equivalents and short-term investments approximate cost.

Fair values for debt and equity securities are disclosed in Note 2.

                The Western and Southern Life Insurance Company

The fair values for mortgage loans, consisting principally of commercial real estate loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans collateralized by properties with similar investment risk. The fair values for mortgage loans in default are established at the lower of the fair market value of the related underlying collateral or carrying value of the loan. Carrying value of mortgage loans were $56.3 million and $76.9 million at December 31, 2006 and 2005, respectively. Fair values of mortgage loans were $58.0 million and $133.4 million at December 31, 2006 and 2005, respectively.

The Company believes it is not practicable to estimate the fair value of policy loans. These assets, totaling $158.9 and $158.3 million at December 31, 2006 and 2005, respectively, are carried at their aggregate unpaid principal balances. Estimation of the fair value is not practicable as the loans have no stated maturity and are an integral part of the related insurance contracts.

Fair values for insurance reserves are not required to be disclosed. However, the estimated fair values of all insurance reserves and investment contracts are taken into consideration in the Company's overall management of interest rate risk.

4.   RELATED PARTY TRANSACTIONS

Intercompany fees for management services to Western-Southern Life Assurance Company and Columbus Life Insurance Company (Columbus Life), both wholly owned subsidiaries, included in net income of the Company were $57.3 million and $56.3 million, and $6.2 million and $6.6 million in 2006 and 2005, respectively.

The Company received payments of principal and interest under mortgage financing arrangements in the amount of $26.5 million and $49.4 million in 2006 and 2005, respectively, on behalf of certain partnerships in which the Company has an equity interest. The principal balance of the mortgage financing arrangements was $173.7 million and $191.3 million at December 31, 2006 and 2005, respectively.

At December 31, 2006 and 2005, the Company had $173.1 million and $150.9 million, respectively, invested in the Touchstone Funds, which are mutual funds administered by Touchstone Advisors, Inc., an indirect subsidiary of the Company.

In 2006 and 2005, respectively, the Company received dividends of $6.8 million and $4.0 million from various Touchstone Funds. In 2005, the Company received a dividend of $25.0 million from Columbus Life and a dividend of $1.1 million from Fort Washington Investment Advisors.

                The Western and Southern Life Insurance Company

The Company participated in a short-term investment pool with its affiliates. Amounts receivable from affiliates, included in "other invested assets" on the balance sheets, was $33.7 million at December 31, 2005.

In 2006, the Company made a cash capital contribution of $3.0 million to Fort Washington Savings Company and $0.15 million to Westad, both wholly-owned subsidiaries. The Company paid no capital contributions in 2005.

At December 31, 2006, the Company had a promissory note receivable for $4.8 million bearing interest at 6.0% outstanding from Ft. Washington Investment Advisors, a wholly-owned subsidiary. The note receivable is classified as a debt security on the balance sheet and has a maturity date of December 31, 2011. Interest received on this note during 2006 was $.04 million.

At December 31, 2006, the Company had a promissory note receivable for $7.1 million bearing interest at 7% outstanding from IFS Financial Services, a wholly-owned subsidiary. This note receivable is classified as a debt security on the balance sheet and has a maturity date of December 31, 2011. Interest received on the note during 2006 was $1.2 million.

In 2006, a promissory note from Touchstone advisors was paid off in the amount of $2.0 million. Interest received on this note during 2006 was $0.1 million.

The Company has entered into multiple reinsurance agreements with affiliated entities. See Note 5 for further description.

5.   REINSURANCE

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. The ceded reinsurance agreements provide the Company with increased capacity to write larger risks and maintain its exposure to loss within its capital resources.

The Company has two modified coinsurance agreements with its subsidiary, Western-Southern Life Assurance Company, whereby the Company assumes certain universal life business issued by its subsidiary prior to 2004. Under the terms of the agreements, the subsidiary retains the reserves and the related assets of this business. The Company records, in its statements of operations, premiums less experience refunds, commissions, adjustments to reserves as specified in the agreement, benefits incurred and other related expenses of this business.

The Company also has a modified coinsurance agreement with Integrity, whereby the Company assumes structured settlements, guaranteed rate option annuities, and accumulation products

                The Western and Southern Life Insurance Company written before July 1, 2002. Under the terms of the agreement, Integrity retains the reserves and the related assets of this business.

The Company has a ceded reinsurance agreement with Columbus Life. Under the reinsurance agreement, Columbus Life reinsures the former liabilities of Columbus Mutual, a former affiliate, which was merged into the Company. Life and accident and health reserves ceded from the Company to Columbus Life totaled $756.7 million and $783.6 million at December 31, 2006 and 2005, respectively.

The Company has entered into a retrocession reinsurance agreement with RGA Reinsurance Company. This coinsurance agreement reinsures certain extended-term life insurance policy reserves totaling $22.5 million and $23.3 million at December 31, 2006 and 2005, respectively.

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The majority of the ceded business is due to ceding substandard business to reinsurers (facultative basis).

In 2006, the Company entered into a yearly renewable term reinsurance agreement with Lafayette Life Insurance Company (Lafayette Life), an affiliate entity, whereby the Company provides reinsurance coverage on certain life products and associated riders as this coverage is recaptured by Lafayette Life from non-affiliated reinsurers. Life reserves ceded from Lafayette Life to the Company under this agreement totaled $0.9 million at December 31, 2006.

The effects of reinsurance on premiums, annuity considerations and deposit-type funds are as follows for the year ended December 31:

                                2006                 2005
                           ----------------------------------
                                    (in thousands)

Direct premiums            $     297,287         $    298,083
Assumed premiums
     Affiliated                   94,808              105,474
     Non-affiliates                    -                    -
Ceded premiums
     Affiliates                        -                    -
     Non-affiliates               (9,750)              (9,171)
                           ----------------------------------
Net premiums               $     382,345         $    394,386
                           ----------------------------------

                The Western and Southern Life Insurance Company

The Company's ceded reinsurance arrangements reduced other certain items in the accompanying financial statements by the following amounts as of and for the year ended December 31:

                                     2006              2005
                                   ----------------------------
                                         (in thousands)
Benefits paid or provided
  Non-affiliates                      2,044               5,189
Policy and contract liabilities
  Affiliated                        750,276             776,552
  Non-affiliates                      7,609               7,794

During 2006 and 2005, the Company did not write off any reinsurance balances as a charge to operations.

Other than as described above, neither the Company nor any of its related parties control, directly or indirectly, any reinsurers with whom the Company conducts business. No policies issued by the Company have been reinsured with a foreign company, which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance. The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. At December 31, 2006, there are no reinsurance agreements in effect such that the amount of losses paid or accrued exceed the total direct premium collected. The Company remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.

The reduction in capital and surplus at December 31, 2006 if all reinsurance agreements were cancelled is $86.4 million.

6. FEDERAL INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return. Amounts due from the subsidiaries for federal income taxes were $12.6 million and $5.9 million at December 31, 2006 and 2005, respectively.

The amount of federal income taxes incurred that will be available for recoupment at December 31, 2006 in the event of future net losses is $57.9 million and $30.5 million from 2006 and 2005, respectively.

                The Western and Southern Life Insurance Company

The change in net deferred income taxes is comprised of the following:

                                                        DECEMBER 31
                                               2006                   2005            CHANGE
                                         ----------------------------------------------------------
                                                                (in thousands)
Total deferred tax assets                $      256,109        $        247,494         $    8,615
Total deferred tax liabilities                 (678,758)               (595,404)           (83,354)
                                         ----------------------------------------------------------
Net deferred tax asset (liability)       $     (422,649)       $       (347,910)           (74,739)
                                         =======================================
Tax effect of unrealized gains (losses)                                                     89,297
                                                                                ------------------
Change in net deferred income taxes                                                     $   14,558
                                                                                ==================


Current income taxes incurred for the years ended December 31, consist of the following major components:

                                                     2006              2005
                                                --------------------------------
                                                          (in thousands)
Federal income tax expense on operating income  $    25,484        $     21,899
Federal income tax expense on capital gains          32,808               9,761
Tax credits                                            (392)             (1,171)
Prior year over (under) accrual                       7,186              (1,466)
                                                --------------------------------
Current income taxes incurred                   $    65,086        $     29,023
                                                ================================

                The Western and Southern Life Insurance Company

The main components of the deferred tax amounts at December 31 are as follows:

                                                  2006                 2005
                                          --------------------------------------
Deferred tax assets:                                   (in thousands)
 Reserves                                 $      92,543      $           96,026
 Deferred acquisition costs                      46,224                  46,973
 Benefit for employees and agents               106,315                  94,421
 Other                                           11,027                  10,074
                                          --------------------------------------
Total deferred tax assets                       256,109                 247,494

  Nonadmitted deferred tax assets                     -                       -
                                          --------------------------------------
Admitted deferred tax assets                    256,109                 247,494

Deferred tax liabilities:
 Stocks/debt securities                         608,969                 518,575
 Other invested assets                           39,978                  40,520
 Other                                           29,811                  36,309
                                          --------------------------------------
Total deferred tax liabilities                  678,758                 595,404
                                          --------------------------------------
Net admitted deferred income
  tax liabilities                         $    (422,649)      $        (347,910)
                                          --------------------------------------

                The Western and Southern Life Insurance Company

The Company's federal income tax expense differs from the amount obtained by applying the federal statutory rate of 35% to gain from operations before federal income tax expense and net realized capital gains. The significant differences for the year ended December 31, are as follows:

                                                       2006                                           2005
                                -------------------------------------------------------------------------------------------
                                                               TAX                                               TAX
                                         AMOUNT               EFFECT                    AMOUNT                  EFFECT
                                -------------------------------------------------------------------------------------------
                                                                       (in thousands)
Gain from operations before
  federal income tax expense     $        97,216               $   34,026         $        144,125       $           50,444
Book over tax reserves                      (461)                    (162)                  (6,545)                  (2,291)
Net deferred acquisition cost
   adjustment                             (2,226)                    (779)                  (1,254)                    (439)
IMR amortization                          (8,777)                  (3,072)                 (10,431)                  (3,651)
Depreciation                                (708)                    (248)                     207                       72
Change in dividend liability              (9,948)                  (3,481)                    (267)                     (93)
Accrued market discount                      413                      145                   (1,639)                    (574)
Dividends received deduction             (28,754)                 (10,064)                 (51,707)                 (18,097)
Pension                                    5,008                    1,753                   (3,382)                  (1,184)
Non qualified deferred
  compensation                             6,623                    2,318                    5,819                    2,037
Change in litigation reserve              (2,899)                  (1,015)                 (15,093)                  (5,283)
Post retirement benefits                  14,474                    5,066                    3,514                    1,230
Other                                      2,851                      997                     (779)                    (272)
                                -------------------------------------------------------------------------------------------
Taxable income                   $        72,812               $   25,484         $         62,568       $           21,899
                                ============================================================================================


7.   REGULATORY MATTERS


The Company is required by statutory regulations to meet minimum risk-based capital standards. Risk-based capital is a method of measuring the minimum amount of capital appropriate for an insurance company to support its overall business operations in consideration of its size and risk profile. At December 31, 2006 and 2005, the Company exceeded the minimum risk-based capital.

State regulatory authorities have powers relating to granting and revoking licenses to transact business, the licensing of agents, the regulation of premium rates and trade practices, the form and content of insurance policies, the content of advertising material, financial statements and the nature of permitted practices.

Ohio insurance law limits the amount of dividends that can be paid to a parent in a holding company structure without prior approval of the regulators to the greater of ten percent of statutory surplus or statutory net income as of the preceding December 31, but only to the extent

                The Western and Southern Life Insurance Company of earned surplus as of the preceding December 31. In 2007, the Company has $336.8 million available for payment of dividends based on capital and surplus of $3,512.1 million at December 31, 2006 less dividends paid in 2006 of $14.4 million.

8.   COMMITMENTS AND CONTINGENCIES

The Company is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. The Company believes the resolution of these actions will not have a material effect on the Company's financial position or results of operations.

At December 31, 2006, the Company does not have any material lease agreements for office space or equipment.

9.   ANNUITY RESERVES AND DEPOSIT LIABILITIES

At December 31, 2006, the Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows:

                                                          AMOUNT      PERCENT
                                                    ----------------------------
                                                       (in thousands)
At book value without adjustment (with minimal or no
  charge or adjustment)                             $     445,241          34.6%
Not subject to discretionary withdrawal                   843,348          65.4
                                                    ----------------------------
Total annuity reserves and deposit fund liabilities
  -- before reinsurance                                                   100.0%
                                                        1,288,589
                                                                     ===========
Less reinsurance ceded                                    197,900
                                                    -----------------
Net annuity reserves and deposit fund liabilities   $   1,090,689
                                                    =================

Interest changes may have temporary effects on the sale and profitability of annuity products offered by the Company. Although the rates offered by the Company are adjustable in the long-term, in the short-term they may be subject to contractual and competitive restrictions, which may prevent timely adjustment. The Company's management constantly monitors interest rates with respect to a spectrum of duration and sells annuities that permit flexible responses to interest rate changes as part of the Company's management of interest spreads. However, adverse changes in investment yields on invested assets will affect the earnings on those products with a guaranteed return.

                The Western and Southern Life Insurance Company

10. EMPLOYEE RETIREMENT BENEFITS

The Company has a noncontributory pension plan under group annuity contracts covering substantially all employees and field representatives. In addition, the Company provides certain healthcare and life insurance benefits for retired employees or their beneficiaries.

Substantially all of the Company's employees and field representatives may become eligible for those benefits when they reach normal retirement age while working for the Company.

The Company uses a December 31 measurement date for all plans.

                The Western and Southern Life Insurance Company

A summary of assets, obligations and assumptions of the pension and other postretirement benefit plans at December 31, are as follows:

                                                         PENSION BENEFITS                               POST RETIREMENT MEDICAL
                                                 -----------------------------------------------------------------------------------
                                                     2006               2005                          2006                  2005
                                                 -----------------------------------------------------------------------------------
                                                                             (in thousands)
CHANGE IN BENEFIT OBLIGATION:
   Benefit obligation at beginning of year        $  660,057            $571,042                  $   231,706            $  247,965
   Service cost                                       15,686              13,406                       11,209                10,487
   Interest cost                                      37,638              34,993                       13,471                12,552
   Contribution by plan participants                       -                   -                        1,931                 1,819
   Actuarial (gain) loss                              (7,797)             43,580                         (341)              (28,308)
   Benefits paid                                     (38,333)            (36,754)                     (12,798)              (12,809)
   Plan amendments                                         -                   -                      (22,264)                    -
   Business combination                                    -              33,791                            -                     -
                                                 -----------------------------------------------------------------------------------
   Benefit obligation at end of year              $  667,251            $660,058                  $   222,914            $  231,706
                                                 ===================================================================================

CHANGE IN PLAN ASSETS:
   Fair value of plan assets at beginning of
     year                                         $  792,361            $779,681                  $         -            $        -
   Actual return on plan assets                       87,227              25,452                            -                     -
   Employer contribution                                   -                   -                       10,867                10,990
   Plan participant's contributions                        -                   -                        1,931                 1,819
   Benefits paid                                    (38,333)             (36,754)                     (12,798)              (12,809)
   Business combination                                    -              23,983                            -                     -
                                                 -----------------------------------------------------------------------------------
   Fair value of plan assets at end of year        $ 841,255            $792,362                  $         -            $        -
                                                 ===================================================================================

FUNDED STATUS:
   (Unfunded)/overfunded obligation               $  174,004            $132,304                  $  (222,914)           $ (231,706)
   Unamortized prior service cost                     13,989                 569                      (38,746)              (17,963)
   Remaining net obligation or net asset                   -               3,096                            -                     -
   Unrecognized net (gain) or loss                   349,509             411,700                       46,020                48,503
                                                 -----------------------------------------------------------------------------------
   Prepaid assets* (accrued liabilities)          $  537,502            $547,669                  $  (215,640)           $ (201,166)
                                                 ===================================================================================

ACCUMULATED BENEFIT OBLIGATION FOR VESTED
EMPLOYEES AND PARTIALLY VESTED EMPLOYEES TO
THE EXTENT VESTED                                 $  584,933            $542,616                  $   222,914            $  231,706
BENEFIT OBLIGATION FOR NON-VESTED EMPLOYEES:
   Projected pension obligation                   $    5,754            $  7,797                  $         -            $        -
   Accumulated benefit obligation                 $    3,424            $  4,458                  $         -            $        -
COMPONENTS OF NET PERIODIC BENEFIT COST:
   Service cost                                   $   15,686            $ 13,406                  $    11,209            $   10,487
   Interest cost                                      37,638              34,993                       13,471                12,552
   Expected return on plan assets                    (71,131)            (71,083)                           -                     -
   Amount of recognized gains and losses              26,410              17,473                        2,142                 1,161
   Amount of prior service cost recognized             1,565                  31                       (1,481)               (1,481)
                                                 -----------------------------------------------------------------------------------
   Total net periodic benefit cost (benefit)      $   10,168            $ (5,180)                 $    25,341            $   22,719
                                                 ===================================================================================


                The Western and Southern Life Insurance Company

 Weighted-average assumptions used to determine net periodic benefit cost as of December 31:
    Weighted average discount rate               5.75%   6.25%   5.75%   6.25%
    Rate of compensation increase                4.60%   4.60%   4.60%   4.60%
    Expected long-term rate of return on plan
      assets                                     8.50%   8.50%    N/A     N/A

 Weighted-average assumptions used to determine net periodic benefit obligation as of December 31:
    Weighted average discount rate               6.00%   5.75%   6.00%   5.75%
    Rate of compensation increase                4.60%   4.60%   4.60%   4.60%

* Indicates non-admitted


The Company employs a prospective building block approach in determining the long-term expected rate of return for plan assets. Historical returns are determined by asset class. The historical relationships between equities, fixed income securities, and other assets are reviewed. The Company applies long-term asset return estimates to the plan's target asset allocation to determine the weighted-average long-term return. The Company's long-term asset allocation was determined through modeling long-term returns and asset return volatilities and is guided by an investment policy statement created for the plan.

The asset allocation for the defined benefit pension plan at the end of 2006 and 2005, and the target allocation for 2007 by asset category, are as follows:


                                     TOTAL
                                 ALLOCATION
                                 PERCENTAGE      PERCENTAGE OF PLAN ASSETS
                                 -----------------------------------------------
                                    2007           2006            2005
                                 -----------------------------------------------
Asset category:
  Equity securities                  55%             65%            57%
  Fixed income securities            40              27             39
  Short-term investments              -               -              -
  Other                               5               8              4
                                 -----------------------------------------------
Total                               100%            100%           100%
                                 ===============================================

                The Western and Southern Life Insurance Company

The plan employs a total return investment approach whereby a mix of fixed income and equity investments are used to maximize the long-term return of plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. The total portfolio is structured with multiple sub-portfolios, each with a specific fixed income or equity asset management discipline. Each sub-portfolio is subject to individual limitations and performance benchmarks as well as limitations at the consolidated portfolio level. Quarterly asset allocation meetings are held to evaluate portfolio asset allocations and to establish the optimal mix of assets given current market conditions and risk tolerance. Investment mix is measured and monitored on an on-going basis through regular investment reviews, annual liability measurements, and periodic asset/liability studies.

For measurement purposes, a 9.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2006. The rate was assumed to decrease gradually to 4.75% for 2012 and remain at that level thereafter.

Increasing or decreasing the assumed health care cost trend rate assumption by one percentage point in each year would increase (decrease) the postretirement benefit obligation as of December 31, 2006 by $23.2 million and $(19.9) million, respectively, and the estimated interest cost components of net period postretirement benefit cost for 2006 by $3.2 million and $(2.7) million, respectively.

The Company paid gross benefits to the post-retirement medical plan of $12.1 million in 2006 and expects to pay $203.3 million in 2007 and beyond. The Company received $1.2 million of subsidies in 2006 and expects to receive $22.2 million of subsidies in 2007 and beyond related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

At December 31, 2006 and 2005, the pension plan had $77.3 million and $44.2 million, respectively, invested in Touchstone Funds, mutual funds administered by Touchstone Advisors, Inc., an indirect subsidiary of the Company.

As of December 31, 2005 the Company's pension plan was merged with the pension plan of Lafayette Life. On that date, the Plan assumed the full liability of Lafayette Life's pension plan and took control of the assets. The Lafayette Life pension plan had, as of December 31, 2005, the date of the merger, plan assets of $24.0 million and a projected benefit obligation of $33.8 million. These amounts have been included in the above disclosures.

                The Western and Southern Life Insurance Company

As of December 31, 2006, future benefit payments for the pension plan are expected as follows: 2007 -- $37.2 million, 2008 -- $37.9 million, 2009 -- $38.5 million, 2010 -- $39.3 million, 2011 --$40.2 million, and the five years thereafter -- $222.9 million. Future benefit payments for the post-retirement healthcare and life insurance benefits plan are expected as follows: 2007 -- $19.1 million, 2008 -- $20.1 million, 2009 -- $20.9 million, 2010 -- $21.7 million, 2011 -- $22.5 million, and the five years thereafter -- $118.3 million.

The Company does not expect to make contributions to the pension plan during 2007. The Company expects to contribute approximately $19.1 million during 2007 to its post-retirement healthcare and life insurance benefits plan.

The Company sponsors a contributory employee retirement savings plan covering substantially all eligible, full-time employees. This plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company's contributions to the plan are based on a combination of the employee's contributions to the plan and a percentage of the employee's earnings for the year. Total Company contributions to the defined contribution plan were $1.2 million and $1.2 million for 2006 and 2005, respectively.

11.  PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations at December 31, 2006 were as follows:

                                              GROSS            NET OF LOADING
                                         ---------------------------------------
                                                     (in thousands)
Ordinary new business                    $       11,570          $           877
Ordinary renewal                                 80,555                   59,061
Accident and health renewal                         296                      146
Assumed investment type contracts                   515                      515
                                         ---------------------------------------
Total                                    $       92,936          $        60,599
                                         =======================================